UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EPIZYME, INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPIZYME, INC.

400 Technology Square

Cambridge, Massachusetts 02139

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To be held May 29, 2020

You are cordially invited to attend the 2020 Annual Meeting of Stockholders, or the Annual Meeting, of Epizyme, Inc., which is scheduled to be held on Friday, May 29, 2020 at 10:00 a.m. Eastern time. To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus (“COVID-19”) outbreak, the meeting will be held via the Internet at a virtual web conference at www.meetingcenter.io/292428265.

Only stockholders who owned common stock at the close of business on April 7, 2020 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of four class I directors to our board of directors, each to serve until the 2023 annual meeting of stockholders;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	Approval on an advisory (non-binding) basis, of the compensation of our named executive officers;
4.	Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 150,000,000; and
5.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at http://www.edocumentview.com/epzm. The board of directors recommends that you vote in favor of each of proposals one through three as outlined in the attached proxy statement.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of this proxy statement and our Annual Report for the fiscal year ended December 31, 2019, or the 2019 Annual Report. We plan to mail the Notice on or about April 17, 2020, and the Notice contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2019 Annual Report, and a form of proxy card.

We cordially invite all stockholders to attend the Annual Meeting online. Stockholders of record at the close of business on April 7, 2020, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Whether or not you expect to attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares on the Internet by visiting https://www.investorvote.com/epzm, by telephone by calling 1-800-652-VOTE (8683) and following the recorded instructions or by completing, signing, dating, and returning a proxy card. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting online to vote your shares during the meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus outbreak, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting www.meetingcenter.io/292428265. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. We intend to resume our historical practice of holding an in-person meeting next year.

A complete list of registered stockholders will be available to stockholders of record during the Annual Meeting for examination at www.meetingcenter.io/292428265.

By order of the Board of Directors,

/s/ Robert Bazemore

Robert Bazemore
President and Chief Executive Officer

Cambridge, Massachusetts

April 17, 2020

Epizyme, Inc.

Proxy Statement

Table of Contents

Page
Proxy Statement	1
Important Information About the Annual Meeting and Voting	2
Proposal No. 1—Election of Class I Directors	6
Proposal No. 2—Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	12
Corporate Governance	13
Executive Compensation	19
Proposal 3: Advisory Vote on Executive Compensation	39
Proposal 4: Approval Of An Amendment To Our Restated Certificate Of Incorporation To Increase The Number Of Authorized Shares Of Common Stock	40
Transactions with Related Persons	42
Principal Stockholders	44
Delinquent Section 16(a) Reports	46
Report of the Audit Committee	46
Householding	47
Stockholder Proposals	47
Other Matters	47

EPIZYME, INC.

400 Technology Square

Cambridge, Massachusetts 02139

617-229-5872

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

to be held May 29, 2020

This proxy statement contains information about the Annual Meeting of Stockholders of Epizyme, Inc., or the Annual Meeting, to be held on Friday, May 29, 2020 at 10:00 a.m. Eastern time. To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus, or COVID-19, outbreak, the meeting will be held via the Internet at a virtual web conference at www.meetingcenter.io/292428265. The board of directors of Epizyme is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Epizyme,” “our,” “we” or “us” refers to Epizyme, Inc. and its subsidiary.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our Annual Report for the fiscal year ended December 31, 2019, or the 2019 Annual Report. We sent the Notice on or about April 17, 2020, and it contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 29, 2020:

This proxy statement and our 2019 Annual Report are

available for viewing, printing and downloading at http://www.edocumentview.com/epzm.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Epizyme, Inc. 400 Technology Square, Cambridge, Massachusetts 02139. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	Election of four class I directors to our board of directors, each to serve until the 2023 annual meeting of stockholders;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
4.	Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 150,000,000; and
5.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first four items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the four nominees to serve as class I directors on our board of directors for a three-year term;

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

FOR the approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 125,000,000 to 150,000,000.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2019 Annual Report are available for viewing, printing and downloading on the Internet at http://www.edocumentview.com/epzm.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 7, 2020, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 7, 2020, there were 101,049,604 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice and in the section titled “How do I vote at the Annual Meeting” on page 3 of this proxy statement.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, on or about April 17, 2020, we sent our stockholders and beneficial owners a copy of the Notice instead of paper copies of this proxy statement, our proxy card, and our 2019 Annual Report. Detailed instructions on how to access these materials via the Internet may be found in the Notice. This proxy statement and our 2019 Annual Report are available for viewing, printing and downloading on the Internet at http://www.edocumentview.com/epzm.

Why is the Annual Meeting of stockholders a virtual, online meeting?

To support the health and well-being of our employees and directors in light of the recent COVID-19 outbreak, our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding an in-person annual meeting in 2021.

How do I virtually attend the Annual Meeting?

We will host the Annual Meeting live online via webcast. You may attend the Annual Meeting live online by visiting www.meetingcenter.io/292428265. The webcast will start at 10:00 a.m. Eastern time on Friday, May 29, 2020.  You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on the record date of April 7, 2020, or if you hold a valid proxy for the Annual Meeting.

If you are a stockholder of record, then you do not need to register to virtually attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.  You will need the control number included on your proxy card in order to be able to enter the Annual Meeting online.  To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or in the instructions that accompanied your proxy materials.  The password for the meeting is EPZM2020. The online meeting will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time to leave ample time for the online check in proceedings.

If you hold your shares in “street name” you must register in advance to virtually attend the Annual Meeting. To register to virtually attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Epizyme, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 26, 2020.  You will receive a confirmation of your registration by email after we receive your registration materials.  Requests for registration should be directed to Computershare as follows:

By email:  Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By Mail:

Computershare
Epizyme, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

How do I submit a question at the Annual Meeting?

You will be able to submit your questions prior to and during the Annual Meeting by visiting www.meetingcenter.io/292428265.

How do I vote at the Annual Meeting?

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or if you attend the Annual Meeting online, during the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below.

•	By Telephone. You may transmit your proxy over the phone by calling 1-800-652-VOTE (8683) and following the instructions provided in the Notice and on the proxy card.
•	Via the Internet. You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice and on the proxy card.

•	By Mail. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.
•

Online during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by visiting www.meetingcenter.io/292428265. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting online your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available until the meeting time on May 29, 2020, and mailed proxy cards must be received by May 28, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If you are the beneficial owner of shares held in “street name” and you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and demonstrate proof of beneficial ownership to virtually attend the Annual Meeting. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card, or by virtually attending the Annual Meeting and voting during the Annual Meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

May I see a list of stockholders entitled to vote as of the record date?

A complete list of registered stockholders will be available to stockholders of record during the Annual Meeting for examination at www.meetingcenter.io/292428265.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal No. 2) is a matter considered discretionary under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 2. If a broker or other nominee does not exercise this discretionary authority, then broker non-votes would occur in connection with Proposal No. 2.

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Proposal No. 3) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 3.

The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 4) is a matter considered discretionary under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 4. If a broker or other nominee does not exercise this discretionary authority, then broker non-votes would occur in connection with Proposal No. 4.

Votes Required to Elect a Director, Ratify Appointment of Ernst & Young LLP, Approve the Advisory Vote on Executive Officer Compensation and Approve an Amendment to our Restated Certificate of Incorporation

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and the approval of the advisory vote on executive compensation (Proposal 3) require the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter.

Shares which abstain and broker non-votes will not be counted as votes in favor of, or with respect to, these proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposals No. 1, No. 2 and No. 3.

The amendment of our Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 4) requires the affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting.  Because Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal No. 4.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast virtually during the Annual Meeting or by proxy by mail, via the Internet prior to the Annual Meeting or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How do I vote at the Annual Meeting” section above;

•	by voting virtually during the meeting; or
•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote virtually during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How do I vote at the Annual Meeting” section above.

Your virtual attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF FOUR CLASS I DIRECTORS

Our board of directors currently consists of eleven members. In accordance with the terms of our certificate of incorporation and by-laws, our board of directors is divided into three classes (class I, class II and class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Andrew R. Allen, M.D., Ph.D., Kenneth Bate, Robert Bazemore and Victoria Richon, Ph.D., and their term expires at the Annual Meeting;
•	the class II directors are Grant Bogle, Kevin T. Conroy, and Carl Goldfischer, M.D., and their term expires at the annual meeting of stockholders to be held in 2021; and
•

the class III directors are Michael F. Giordano, M.D., Pablo Legorreta, David M. Mott, and Richard F. Pops, and their term expires at the annual meeting of stockholders to be held in 2022; Mr. Pops has notified us of his resignation from our board, effective upon the earlier of the appointment of a new director to the board or October 31, 2020.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Andrew R. Allen, M.D., Ph.D., Kenneth Bate, Victoria Richon, Ph.D., and Robert Bazemore for election as class I directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Nominees for Election as Class I Directors

Biographical information as of April 1, 2020, including principal occupation and business experience during the last five years, for our nominees for election as class I directors at our Annual Meeting is set forth below.

Age
Class I Directors (Term Expires at Annual Meeting)

Andrew R. Allen, M.D., Ph.D. has served as a director since June 2014. Dr. Allen has served as the Chief Executive Officer and President of Gritstone Oncology, Inc., an immunotherapy company that he co-founded, since August 2015. From April 2009 to August 2015, Dr. Allen served as the Executive Vice President of Clinical and Pre-Clinical Development and Chief Medical Officer of Clovis Oncology, Inc., a biopharmaceutical company that he co-founded. Prior to co-founding Clovis, he served in the same role at Pharmion Corporation, a pharmaceutical company, beginning in 2006. From 2004 to 2006, Dr. Allen served as Vice President of BioPharma Development and Head of the Oncology Therapeutic Unit for Chiron Corporation, a biotechnology company. Prior to that, Dr. Allen served as global project head in Abbott Laboratories’ oncology franchise, and he progressed through positions of increasing responsibility at the management consulting firm McKinsey & Company, with a focus on oncology strategy. Dr. Allen qualified in medicine at Oxford University and earned his Ph.D. from the Imperial College of Science, Technology and Medicine in London. Dr. Allen also obtained post-graduate internal medicine qualification as a Member of Royal College of Physicians. We believe that Dr. Allen’s extensive experience in the pharmaceutical industry, his experience as an executive, and his expertise in oncology clinical development and oncology strategy provide him with the qualifications and skills to serve as a director of our company.

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Age

Kenneth Bate has served as a director since December 2014. Mr. Bate has served as an independent consultant in the biotechnology field since 2012. From 2009 to 2012, Mr. Bate served as President and Chief Executive Officer of Archemix, Inc., or Archemix, a privately-held biotechnology company. Prior to Archemix, from 2006 to 2009, Mr. Bate served in various positions at NitroMed, Inc., a pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals, where he headed the commercial organization. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, he was with Biogen Inc., a biotechnology company, first as their Chief Financial Officer, and then as head of the commercial organization responsible for launching the multiple sclerosis business. Mr. Bate serves on the board of directors of AVEO Pharmaceuticals, Inc., Catabasis Pharmaceuticals, Inc., Vanda Pharmaceuticals Inc. and Genocea Biosciences, Inc. Mr. Bate received his B.A. in chemistry from Williams College and his M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Bate’s extensive financial and leadership experience, his experience as an executive and his service on the board of directors of numerous public and privately held companies provide him with the qualifications and skills to serve as a director of our company.

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Robert B. Bazemore Jr. has served as a director and our President and Chief Executive Officer since September 2015. From September 2014 to June 2015, Mr. Bazemore served as the Chief Operating Officer of Synageva BioPharma Corp., a biopharmaceutical company developing therapeutic products for rare disorders. Prior to joining Synageva, Mr. Bazemore served in increasing levels of responsibility at Johnson & Johnson, a healthcare company, including Vice President of Centocor Ortho Biotech Sales & Marketing from 2008 to 2010, President of Janssen Biotech from January 2010 to October 2013 and Vice President of Global Surgery at Ethicon from October 2013 to September 2014. Prior to Johnson & Johnson, Mr. Bazemore worked at Merck & Co., Inc., or Merck, for eleven years, where he served in a variety of roles in medical affairs, sales and marketing. Mr. Bazemore serves on the board of directors of Ardelyx, Inc. and Neon Therapeutics, Inc. He received a B.S. in biochemistry from the University of Georgia. We believe that Mr. Bazemore’s extensive experience in the pharmaceutical industry, his experience as an executive, and his past service on the board of directors of a life sciences industry group, provide him with the qualifications and skills to serve as a director of our company.

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Victoria Richon, Ph.D. has served as a director since September 2019. Dr. Richon has served as President and Chief Executive Officer of Ribon Therapeutics Inc., a biotechnology company, since November 2015. Prior to joining Ribon, Dr. Richon was Vice President, Global Head of Oncology Research and Translational Medicine at Sanofi Oncology from November 2012 to October 2015. Dr. Richon previously served as our Vice President of Biological Sciences from October 2008 to November 2012. Dr. Richon received her Ph.D. in biochemistry at the University of Nebraska Medical Center and a B.A. in chemistry at the University of Vermont. We believe that Dr. Richon’s extensive experience in the pharmaceutical industry, her experience as an executive, and her expertise in oncology clinical development provide her with the qualifications and skills to serve as a director of our company.

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The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if any nominee is unable for any reason to serve as a director, proxies may be voted for one or more substitutes who will be designated by our board of directors.

The board of directors recommends voting “FOR” the election of each of Andrew R. Allen, M.D., Ph.D., Kenneth Bate, Robert B. Bazemore Jr., and Victoria Richon as class I directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2023.

Directors Continuing in Office

Biographical information as of April 1, 2020, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Age
Class II Directors (Term Expires at 2021 Annual Meeting)

Grant Bogle has served as a director since September 2019. Mr. Bogle served as Senior Vice President and Chief Commercial Officer for Tesaro, Inc. from July 2015 to January 2019. Prior to joining Tesaro, Mr. Bogle served as Senior Vice President, Pharmaceutical and Biotech Solutions at McKesson Specialty Health (formerly U.S. Oncology) from July 2007 to June 2015. Previously, he was Senior Vice President of Sales and Marketing for Millennium Pharmaceuticals. Mr. Bogle holds an M.B.A. from Columbia University and a B.A. in economics from Dartmouth College.  We believe that Mr. Bogle’s extensive experience in the commercialization, sales, marketing and distribution of biopharmaceutical products provide him with the qualification and skills to serve as a director of our company.

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Kevin T. Conroy has served as a director since February 2017. Mr. Conroy is currently the President, Chief Executive Officer and Chairman of the Board of Directors of Exact Sciences Corporation, or Exact Sciences, a molecular diagnostics company. Mr. Conroy has served as named Chairman of the Board of Exact Sciences since March 2014, as President and Chief Executive Officer since April 2009 and as a director since March 2009. Prior to joining Exact Sciences, Mr. Conroy served in multiple executive leadership positions at Third Wave Technologies, or Third Wave, a molecular diagnostic testing company, including President and Chief Executive Officer from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as General Counsel from October 2004 until December 2005. Prior to Third Wave, Mr. Conroy served as Intellectual Property Counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was the chief operating officer of two early-stage, venture-backed technology companies. Prior to that, he was an intellectual property litigator at McDermott Will & Emery and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. Mr. Conroy received a B.S. in electrical engineering from Michigan State University and a J.D. from the University of Michigan Law School. We believe that Mr. Conroy’s extensive executive experience in the life sciences industry and his service on the board of directors of a life sciences company provide him with the qualifications and skills to serve as a director of our company.

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Carl Goldfischer, M.D. has served as a director since September 2009. Dr. Goldfischer has served as an Investment Partner, Managing Director, member of the board of directors and member of the executive committee of Bay City Capital LLC, or Bay City Capital, a life sciences investment firm and a holder of more than 5% of our voting securities, since January 2000. Prior to joining Bay City Capital, Dr. Goldfischer was Chief Financial Officer of ImClone Systems Incorporated, a biopharmaceutical company. Since 2004, Dr. Goldfischer has served on the board of directors of EnteroMedics Inc., a publicly traded medical device company. Dr. Goldfischer received a B.A. from Sarah Lawrence College and an M.D. with honors in Scientific Research from Albert Einstein College of Medicine. We believe that Dr. Goldfischer’s extensive finance and investment experience, his experience as an executive and his service on the board of directors of numerous public and privately held companies provide him with the qualifications and skills to serve as a director of our company.

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Age
Class III Directors (Term Expires at 2022 Annual Meeting)

Michael F. Giordano, M.D. has served as a director since March 2018. Dr. Giordano served as a clinical advisor to us from December 2017 to August 2018. From 1999 to 2017, Dr. Giordano worked at Bristol-Myers Squibb, or BMS, most recently serving as senior vice president and head of development, oncology and immuno-oncology from February 2012 to February 2017. From 1990 to 1999, he served as assistant professor of medicine and founding director of the Cornell Clinical Trials Unit, a National Institutes of Health and Industry-supported AIDS clinical trials center at New York Hospital-Cornell University Medical Center. He earned his M.D. and completed his residency and fellowship training at New York Presbyterian—Weill Cornell Medical Center, and received his B.A. in natural sciences from The Johns Hopkins University. We believe that Dr. Giordano’s extensive experience in oncology and immuno-oncology at BMS, as well as his experience as a clinical advisor to us, provide him with the qualifications and skills to serve as a director of our company.

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Pablo Legorreta has served as a director since November 2019. Mr. Legorreta is the founder and chief executive officer of RP Management, a life sciences investment company, since 1996.  Mr. Legorreta was elected as a director under the terms of our purchase agreement dated November 4, 2019 with RPI Finance Trust, an affiliate of RP Management.  Mr. Legorreta is also a co-founder of Pharmakon Advisors LP, an affiliate of the lenders under our loan agreement dated November 4, 2019. Mr. Legorreta has over 20 years of experience investing in pharmaceutical royalties and building and managing a leading life sciences investment company. Prior to founding Royalty Pharma in 1996, Mr. Legorreta was an investment banker at Lazard Frères in Paris and New York. Mr. Legorreta serves on the Board of Governors of the New York Academy of Sciences, as well as the Boards of Trustees of Rockefeller University, Brown University, the Hospital for Special Surgery, Pasteur Foundation (the U.S. affiliate of the French Institut Pasteur), Open Medical Institute and Park Avenue Armory. Mr. Legorreta is the founder and chairman of Alianza Médica para la Salud, a non-profit dedicated to enhancing the quality of health care in Latin America by providing doctors and healthcare providers with continued education opportunities. Mr. Legorreta has a degree in industrial engineering from Universidad Iberoamericana in Mexico City. We believe that Mr. Legorreta’s experience in investing in pharmaceutical royalties and managing a growing life sciences investment company, as well as significant background in investment banking and debt financing provide him with the qualifications and skills to serve as a director of our company.

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David M. Mott has served as a director since December 2009 and as Chairman of the board since April 2016. Mr. Mott has served as a general partner of New Enterprise Associates, Inc., an investment firm focused on venture capital and growth equity investments and a holder of more than 5% of our voting securities, from September 2008 to February 2020, where he led the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune, Inc., or MedImmune, a biotechnology company and subsidiary of AstraZeneca Plc, or AstraZeneca, and served in numerous roles during his tenure, including most recently as Chief Executive Officer from October 2000 to July 2008. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca from June 2007 to July 2008 following AstraZeneca’s acquisition of MedImmune in June 2007. Mr. Mott also serves as the Chairman of the board of directors of Ardelyx, Inc. and Adaptimmune and serves on the boards of several private biopharmaceutical companies. Mr. Mott received a B.A. from Dartmouth College. We believe that Mr. Mott’s extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as his service on the boards of directors of other life sciences companies, provide him with the qualifications and skills to serve as a director of our company.

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Richard F. Pops has served as a director since September 2008. Mr. Pops has served as Chief Executive Officer of Alkermes plc, or Alkermes, a publicly traded biopharmaceutical company, since 2009 and from 1991 to 2007. Mr. Pops has served as a director of Alkermes since February 1991 and has been Chairman of the board of directors since April 2007. Mr. Pops also serves on the board of directors of Neurocrine Biosciences, Inc. and Acceleron Pharma, Inc. Mr. Pops received a B.A. in economics from Stanford University. We believe that Mr. Pops’ leadership experience, including as chief executive officer of a public biopharmaceutical company, his business judgment and his industry knowledge provide him with the qualifications and skills to serve as a director of our company.

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There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. Mr. Legorreta was elected to our board under the terms of our purchase agreement dated November 4, 2019 with RPI Finance Trust, an affiliate of RP Management.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

Biographical information as of April 1, 2020 for our executive officers who are not directors is listed below.

Age

Paolo Tombesi has served as our Chief Financial Officer since joining us in August 2019. Prior to joining us, from June 2017 to June 2019 Mr. Tombesi served as the Chief Financial Officer for Insmed Incorporated, or Insmed, a global biopharmaceutical company. Prior to joining Insmed, Mr. Tombesi was Chief Financial and Administrative Officer of Novartis Pharmaceuticals Corporation, a U.S. subsidiary of multinational pharmaceutical company Novartis AG, or Novartis, a position he held from December 2014 through May 2017. Mr. Tombesi was Managing Director and Chief Financial Officer of Novartis Pharma K.K., a Japanese subsidiary of Novartis, from April 2009 to November 2014 and held various finance roles at Novartis from September 2006 to March 2009. Mr. Tombesi held several finance director positions at Bristol-Myers Squibb, a multinational biopharmaceutical company, from August 1996 to September 2006. From January 1988 to July 1996, Mr. Tombesi held various positions in consumer goods at Unilever NV and Johnson & Johnson. Mr. Tombesi holds a B.Ed. in Business and Managerial Economics from Sapienza Università di Roma and a B.A. in Accounting from Duca degli Abruzzi Roma.

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Matthew E. Ros has served as our Chief Strategy and Business Officer since September 2018 and served as our Chief Operating Officer from May 2016 to September 2018. Prior to joining us, from September 2010 to May 2016, Mr. Ros served in increasing levels of responsibility at Sanofi, a multinational pharmaceutical company, most recently as Chief Operating Officer/Global Head of the Oncology Business unit from December 2014 to May 2016. Prior to that role, Mr. Ros served in the rare disease business of Genzyme, a Sanofi company, where he served as Vice President and Franchise Head of its Pompe disease unit from September 2012 to December 2014, and also served as the Associate Vice President and Iniparib Global Brand Leader in Sanofi’s Oncology Business unit from September 2010 to September 2012. From October 2007 to June 2010, Mr. Ros served at ARIAD Pharmaceuticals, Inc., a global oncology company, most recently as Senior Vice President, Commercial Operations. He started his pharmaceutical career in Bristol-Myers Squibb’s Oncology Division, serving in roles with increasing responsibility from 1990 to 2007. He received a B.S. from the State University of New York, College at Plattsburgh and completed the Executive Education Program in Finance and Accounting for the Non-Financial Manager at Wharton School of the University of Pennsylvania.

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Dr. Shefali Agarwal has served as our Chief Medical Officer since joining us in June 2018. Prior to joining us, Dr. Agarwal held leadership positions across medical research, clinical development, clinical operations and medical affairs. She most recently served as Chief Medical Officer at SQZ Biotech, a biotechnology company developing cell therapies for patients with a wide range of diseases, from July 2017 to May 2018 and as a non-executive advisor from May 2018 to July 2018, where she built and led the clinical development organization, which included clinical research operations and the regulatory function. Before SQZ Biotech, Dr. Agarwal also held leadership positions at Curis, Inc. a biotechnology company developing therapeutics for the treatment of cancer, from July 2016 to July 2017 and Tesaro from July 2013 to July 2016. At Curis, Inc., Dr. Agarwal oversaw the Phase 2 study for its dual HDAC/PI3K inhibitor in diffuse large B-cell lymphoma, and the Phase 1 study in solid tumors for its oral checkpoint inhibitor. At Tesaro, Inc., Dr. Agarwal led the New Drug Application and European Medicines Agency submissions for ZEJULA® (niraparib) in ovarian cancer. Dr. Agarwal also held positions of increasing responsibility at Covidien plc, a medical devices and health care products company, from April 2010 to December 2011, AVEO Pharmaceuticals, Inc., a biopharmaceutical company advancing targeted oncology medicines, from December 2011 to July 2013 and Pfizer Inc., a pharmaceutical company with a wide range of treatments, from June 2005 to April 2010. Dr. Agarwal received her MBBS medical degree from Karnataka University’s Mahadevappa Rampure Medical School in India, Master’s Degree in Public Health from Johns Hopkins University, where she led clinical research in the Department of Anesthesiology and Critical Care Medicine, and a Master of Science degree in Business from the University of Baltimore’s Merrick School of Business.

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Jeffery L. Kutok, M.D., Ph.D., has served as our Chief Scientific Officer since joining us in April 2020. Dr. Kutok previously served as Chief Scientific Officer of Infinity Pharmaceuticals, Inc., or Infinity, a biotechnology company that develops cancer medication, from February 2017 to March 2020. Dr. Kutok previously served as Infinity’s Vice President of Biology and Translational Science from August 2013 to February 2017, and in other roles with increasing responsibility from January 2011 to August 2013. Prior to joining Infinity, Dr. Kutok was an associate professor of pathology at Harvard Medical School and Brigham and Women’s Hospital. Dr. Kutok’s laboratory focused on translational medicine research and biomarker identification in cancer, and he is an author on over 200 journal articles, reviews and book chapters. Dr. Kutok is board certified in Anatomic Pathology and Hematology and had clinical duties in Hematopathology and Molecular Diagnostics at Brigham and Women’s Hospital. Dr. Kutok received his B.S. in biology and his M.D., Ph.D. in medicine and molecular pathology from the State University of New York at Stony Brook. He was also a post-doctoral fellow at Harvard University in the laboratory of Dr. Gary Gilliland, M.D., Ph.D.

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The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2020

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has served as our independent registered public accounting firm since 2009.

The audit committee is solely responsible for appointing our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is consistent with good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the appointment of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2019 and 2018.

	2019	2018
Audit fees (1)	$1,147,000	$1,010,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,147,000	$1,010,000

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with any registration statements filed with the SEC.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2019 and 2018 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. Our nominating and corporate governance committee does not have a formal diversity policy, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

•	Nominees should typically be able to serve for at least three years before reaching the age of 75.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate Secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2020, our board of directors undertook a review of the composition of our board of directors and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that each of our directors, with the exceptions of Mr. Bazemore, Dr. Giordano and Mr. Legorreta, are “independent directors” as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director. Mr. Bazemore is not an independent director under these rules because he is currently serving as our president and chief executive officer. Dr. Giordano is not an independent director under these rules because he has received more than $120,000 in consulting fees during a 12 month period within the last three years. Mr. Legorreta is not an independent director under these rules because of our transactions with RPI Finance Trust and Pharmakon Advisors, LP.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee and the nominating and corporate governance committee is posted on the corporate governance section of the “Investor Center” on our website, which is located at http://www.epizyme.com.

Audit Committee

The members of our audit committee are Dr. Goldfischer, Mr. Bate and Mr. Pops. Dr. Goldfischer is chair of the audit committee. Our audit committee met four times during 2019. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of conduct;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;
•	meeting independently with our internal audit staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Dr. Goldfischer and Mr. Bate are each an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee

The members of our compensation committee are Mr. Mott, Dr. Allen, and Mr. Bogle. Dr. Beth Seidenberg served as a member of our compensation committee until her resignation from the board in September 2019. Mr. Mott is chair of the compensation committee. Our compensation committee met three times during 2019. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, our chief executive officer’s compensation;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;
•	overseeing the evaluations of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

Our compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our incentive plans to employees of the company who are not executive officers or senior vice presidents.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has determined that Mr. Mott, Dr. Allen, and Mr. Bogle are independent, and Dr. Seidenberg was independent during her service on the compensation committee, as currently defined in applicable Nasdaq listing standards.

Compensation Committee Interlocks and Insider Participation

During 2019, the members of our compensation committee were Mr. Mott, Dr. Allen, Mr. Bogle, and Dr. Seidenberg. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the compensation committee. Except as set forth in the “Transactions with Related Persons” section with respect to entities affiliated with Mr. Mott, none of the members of the compensation committee (or his or her immediate family members) had a direct or indirect material interest in a transaction with the company involving more than $120,000.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Goldfischer, Mr. Conroy, and Dr. Richon. Dr. Seidenberg served as a member of our nominating and corporate governance committee until her resignation from the board in September 2019. Dr. Goldfischer is chair of the nominating and corporate governance committee. Our nominating and corporate governance committee did not formally meet during 2019, but met periodically on an informal basis to discuss management and Board staffing decisions. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	developing and recommending to our board of director’s corporate governance guidelines; and
•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board and Committee Meetings Attendance

Our Board recognizes the importance of director attendance at Board and committee meetings. The full board of directors met thirteen times during 2019. During 2019, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders. Two members of our board of directors attended the 2019 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code of business conduct and ethics is posted on the corporate governance section of the “Investor Center” on our website, which is located at http://www.epizyme.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our company;
•	a majority of the members of our board must be independent directors;
•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors; and
•	our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at http://www.epizyme.com.

Board Leadership Structure and Board’s Role in Risk Oversight

In April 2016, we appointed David M. Mott, an independent director under applicable Nasdaq rules, as chairman of the board. Prior to the appointment of Mr. Mott as chairman of the board, we did not have a chairman of the board. Mr. Mott previously served as our lead independent director and, in that capacity, served in a role similar to that of a chairman of the board. Separating the duties of the chairman of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman of the board runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks.

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our board meetings, which are held at least quarterly, and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Epizyme, Inc.

400 Technology Square

Cambridge, Massachusetts 02139

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 866-858-6315.

Director Compensation

The table below shows all compensation earned by our non-employee directors during 2019.

Name	Fees Paid In Cash ($)(1)(2)	Option Awards ($)(3)	Total ($)
Andrew R. Allen, M.D., Ph.D.	46,250	155,162	201,412
Kenneth Bate	47,500	155,162	202,662
Carl Goldfischer, M.D.	76,000	155,162	231,162
David M. Mott (3)	93,750	155,162	248,912
Richard F. Pops	47,500	155,162	202,662
Kevin Conroy (4)	44,500	155,162	199,662
Beth Seidenberg, M.D. (5)	50,750	155,162	205,912
Michael Giordano, M.D.	40,000	155,162	195,162
Victoria Richon, Ph.D (6)	11,125	297,434	308,559
Grant Bogle (7)	11,563	297,434	308,997
Pablo Legorreta (8)	6,667	307,763	314,430

(1)	Amounts represent cash compensation earned during 2019 for services rendered by each member of the board of directors.
(2)

Amounts shown reflect the grant date fair value of option awards granted during 2019. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards, or the FASB, Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See note 13 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2019 regarding assumptions we made in determining the fair value of option awards.

(3)	Includes $93,750 of fees Mr. Mott elected to receive in common stock in lieu of cash for his 2019 annual board of director fees.
(4)	Includes $44,500 of fees Mr. Conroy elected to receive in common stock in lieu of cash for his 2019 annual board of director fees.
(5)

Includes $50,750 of fees Dr. Seidenberg elected to receive in common stock in lieu of cash for her 2019 annual board of director fees. Dr. Seidenberg was awarded grants during 2019 that were subsequently cancelled as a result of her resignation from our board of directors, effective September 2, 2019.

(6)	Dr. Richon joined our board of directors in September 2019. Fees paid to Dr. Richon for her services on our board of directors were pro-rated accordingly.
(7)	Mr. Bogle joined our board of directors in September 2019. Fees paid to Mr. Bogle for his services on our board of directors were pro-rated accordingly.
(8)	Mr. Legorreta joined our board of directors in November 2019. Fees paid to Mr. Legorreta for his services on our board of directors were pro-rated accordingly.

During 2019, we did not provide any cash compensation to Mr. Bazemore, our President and Chief Executive Officer, for his service as a director. Mr. Bazemore’s compensation is set forth under “Executive Compensation––Summary Compensation Table.”

Director Compensation Program

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and the chairman of each committee receive additional retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors.

In 2019, directors received the following cash fees under our director compensation program for service on the board of directors, as chairman of our board of directors and for service on each committee of the board of directors on which the director is a member.

	Member Annual Fee	Chairman Additional Annual Fee
Board of Directors	$40,000	$35,000
Audit Committee	7,500	15,000
Compensation Committee	6,250	12,500
Nominating and Corporate Governance Committee	4,500	9,000

Under the director compensation program, directors have the right to elect to receive 100% of their cash fees payable in a calendar year in the form of unrestricted shares of our common stock in lieu of cash fees. These shares of common stock are issued under our 2013 Stock Incentive Plan, or the 2013 Plan. Shares of our common stock issued in lieu of director fees are issued on the date of the annual meeting, and the number of shares to be issued to participating directors is determined by dividing the expected cash fees to be paid for the full year by the closing price of the Company’s common stock on the day of the annual meeting. Each incumbent director may elect to receive stock for fees prior to the beginning of each fiscal year, and each new director has the immediate option to elect to receive stock for fees, beginning with the next full fiscal year during which he or she serves. In 2019, three members of the Board, Dr. Seidenberg, Mr. Mott and Mr. Conroy, elected to receive their cash fees in the form of unrestricted shares of our common stock.

In addition, under our director compensation program, upon a non-employee director’s initial election to our board of directors, such director will receive an option to purchase the number of shares of our common stock that have a Black-Scholes value as of the date of grant equal to $300,000 (as calculated using the same methodology that we use to calculate the value of stock awards for purposes of our financial statements); however, the number of shares of common stock issuable upon such option may in no event exceed 50,000 shares.  On the date of each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months and that continues to serve on our board of directors after such annual meeting, will receive an option to purchase the number of shares of our common stock that have a Black-Scholes value as of the date of grant equal to $150,000 (as calculated using the same methodology that we use to calculate the value of stock awards for purposes of our financial statements); however, in no year may the number of shares of common stock issuable upon such option exceed 25,000 shares. Subject to the non-employee director’s continued service as a director, each option will vest with respect to 25% of the shares on the first anniversary of the grant date and the remaining shares vest in equal monthly installments thereafter until the fourth anniversary of the grant date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our compensation committee is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our named executive officers, including salary, cash bonus and equity incentive compensation levels, severance arrangements, change in control benefits and other forms of compensation. This section discusses the philosophy, programs, processes, decisions, and other relevant information with respect to the compensation of our named executive officers, or NEOs.

Our NEOs for the year ended December 31, 2019 were:

Name	Title
Robert Bazemore	President and Chief Executive Officer
Paolo Tombesi	Chief Financial Officer
Matthew Ros	Chief Strategy and Business Officer
Shefali Agarwal	Chief Medical Officer
Suzanne Fleming	(former) Senior Vice President of Finance and Treasurer

Mr. Tombesi was hired in August 2019. Ms. Fleming served as our Senior Vice President of Finance and Treasurer until January 2019.

Our Vision & Mission

Our vision is to rewrite treatment for cancer and other serious diseases through novel epigenetic medicines. We aspire to change the standard of care for patients and physicians by developing medicines with fundamentally new mechanisms of action. Our vision is focused on four transformative activities, or goals, that we refer to as our Vision 2020. They include:

•

Transitioning to a commercial-stage organization through the global launch of tazemetostat in patients with certain genetically defined solid tumors (INI1-negative tumors like Epithelioid Sarcoma) and patients with non-Hodgkin lymphoma (NHL);

•	Expanding the clinical program for tazemetostat to support its utilization in earlier lines of therapy, in combination regimens, and in at least five new tumor types;
•	Growing the pipeline, with at least three new product candidates in clinical development and a robust set of preclinical assets behind those new product candidates; and,
•	Further establishing our leadership in the field of epigenetics and chromatin remodeling in oncology and beyond to enable long-term, sustainable business growth.

Our pioneering work in epigenetic drug development is led by the advancement of tazemetostat in a number of cancer indications and treatment settings. Our unique scientific capabilities have enabled us to expand our platform into new epigenetic target classes that we believe potentially will be highly important in disease biology. Our discovery research is yielding exciting new targets for which we are developing novel small molecule programs with the goal of creating a sustainable pipeline of clinical candidates. To help further accelerate our portfolio, we have established a foundation of strategic collaborations with biopharmaceutical leaders.

Business Environment and Performance

As a late-stage biotechnology company headquartered in Cambridge, Massachusetts, we operate in a highly competitive environment for capital and talent. Achieving our mission requires vision, expertise and execution from our executives. 2019 was a year of tremendous progress towards our long-term goals and mission, highlighted by the following:

Scientific / Pipeline

•	Submitted New Drug Application, or NDA, for epithelioid sarcoma to the U.S. Food and Drug Administration, or FDA, for accelerated approval in May 2019, which NDA was accepted for priority review;

•

Oncology Advisory Panel, of the Oncologic Drugs Advisory Committee of the FDA, voted 11-0 in favor of the benefit-risk profile of tazemetostat as a treatment for patients with metastatic or locally advanced epithelioid sarcoma not eligible for curative surgery;

•

Submitted NDA in December 2019 for accelerated approval of tazemetostat for the treatment of patients with relapsed or refractory follicular lymphoma (FL), both with or without EZH2 activating mutations, who have received at least two prior lines of systemic therapy;

•

Continued our internal and external collaboration efforts to demonstrate the full potential of tazemetostat for a range of cancer indications, with 12 trials underway and four more planned for initiation in 2020; and

•	Nominated development candidate for novel program; development work underway to support IND filing; nominated new program starts for three unpartnered programs.

Collaborations

•	Generated data to support appropriate go/no go decisions for compounds partnered with Boehringer Ingelheim, or BI; and
•	Reached first milestone for one of the partnered BI programs in April, 2019, earning milestone payment.

Organizational

•	Hired according to approved plan and kept pace with backfills;
•

Executed two strategic financings (March 2019 & Royalty Pharma November 2019) which extended cash runway into 2022, solved the need to pay regulatory milestones to Eisai from working capital, and lowered the royalties on global tazemetostat sales; and

•	Appointed Mr. Paolo Tombesi as our Chief Financial Officer in August, 2019.

Key Compensation Decisions and Actions

Our compensation committee took several actions in 2019 and early 2020 taking into account our compensation philosophy and objectives, the needs and performance of our company, individual performance, and other factors such as market data and industry best practices.

•

Set compensation for our new Chief Financial Officer. In July 2019, the compensation committee approved a compensation arrangement for our new chief financial officer consisting of a base salary of $455,000, an annual target bonus opportunity of 40% of his base salary, a new hire long-term incentive award of stock options to purchase 132,225 shares of common stock and 28,217 shares of restricted stock units (RSUs), each with a Company-standard vesting schedule, a performance-based RSU grant of 16,000 shares that contained performance based vesting objectives further detailed below, and a cash relocation payment of $100,000 to assist in his move to the greater Boston area.

•

Base Salary Adjustments. The compensation committee reviewed base salaries of our NEOs in January 2019. Mr. Bazemore, Mr. Ros, and Dr. Agarwal each received an annual merit-based salary adjustment reflecting their performance and contributions and to maintain reasonable positioning relative to our peer companies. The compensation committee did not adjust Ms. Fleming’s base salary given her then-pending departure, and Mr. Tombesi was not yet employed at the Company. Further detail relating to salaries paid to our NEOs and the compensation committee’s determination of such salaries is provided in the section “Compensation Elements and Decisions—Annual Base Salary”.

•

Target Short-term Incentive Opportunities. In January 2019, the compensation committee approved an increase in Mr. Bazemore’s target bonus from 55% of his annual base salary to 60% of his annual base salary and determined to maintain the target bonus levels for Mr. Ros and Dr. Agarwal at 40% of their annual base salaries, reflecting the reasonable positioning relative to our peer companies. Mr. Tombesi’s target bonus was set as part of our negotiation associated with his offer for employment. Further detail relating to the target and earned bonuses paid to our NEOs and the compensation committee’s determination of such bonuses is provided in the section “Compensation Elements and Decisions—Short-term Incentives”

•

Short-term Incentive Plan Goals and Design. In January 2019, the compensation committee approved corporate goals and bonus targets for the NEOs as part of our 2019 bonus program. The corporate goals consisted of six corporate objectives, each with its own weighting to reflect their importance to our business. To the extent goals are partially met or exceeded, the compensation committee may ascribe a partial achievement or overachievement percentage to each goal, as applicable. The compensation committee also reviews individual performance to determine whether the potential bonus should be increased or decreased. In January 2020, in making its bonus determinations for 2019, the compensation committee reviewed our achievements against our 2019 corporate objectives and agreed to attribute a corporate funding factor of 110%. Further detail relating to the compensation committee’s bonus determinations is provided in the section “Compensation Decisions—Short-term Incentives”.

•

Long-term Incentive Grants. In January 2019, the compensation committee approved long-term incentive grants under the 2013 Stock Incentive Plan to our NEOs. The compensation committee determined that, for 2019, eligible NEOs would receive a 75% of their long-term incentive grant in stock options and 25% in RSUs. The compensation committee also approved the grant of performance-based RSUs to our eligible NEOs that contained performance based vesting objectives related largely to our clinical programs for tazemetostat in epithelioid sarcoma and follicular lymphoma. The compensation committee believes that these actions aligned with our overall compensation philosophy and program objectives. Further detail relating to our long-term incentive grants is provided in the section “Compensation Decisions—Long-term Incentives.”

In January 2020, the compensation committee approved 2020 base salaries, short-term incentive targets for 2020, and new long-term incentive grants with the same mix of stock options and RSUs as in 2019.

Compensation Philosophy and Process

The goal of our compensation program is to pay for performance. Within this overarching principle, there are a number of key objectives that the compensation program is designed to achieve.

Overarching Philosophy:	Pay for Performance
Key Objectives:	Attract and retain qualified executive talent to support our mission, vision, and business objectives	Motivate individuals to achieve our mission, vision, and business objectives	Foster a culture of camaraderie, collaboration, discipline, innovation, openness, patient-focus, and resilience	Align the interests of our NEOs with our stockholders

To attract and retain qualified executives, we seek to pay our NEOs compensation that is competitive within our industry. To understand the competitive market for NEO compensation in our industry, we engage our independent compensation consultant, Pearl Meyer, to perform benchmarking exercises. We do not explicitly target a certain percentile from our market benchmarking to compensate our NEOs, but rather review each NEO’s positioning relative to the market within the context of his or her experience, contributions, role, potential, and other factors. Similarly, we do not target a specific mix of compensation, although we deliver a majority of compensation through long-term incentives consistent with our pay for performance philosophy, and adopt a program that is generally competitive with peers in terms of each element of pay.

Role of the Compensation Committee. The compensation committee is responsible for establishing and overseeing our executive compensation program. Our compensation committee typically reviews and discusses with our chief executive officer proposed compensation for all executives other than the chief executive officer. Following the compensation committee’s discussions with our chief executive officer, and in consideration of the information provided by Pearl Meyer, the compensation committee then consults with the Board about the compensation of each NEO before determining and approving each NEO’s compensation.

Role of our Chief Executive Officer. Our chief executive officer evaluates and reviews with the compensation committee the individual performance and contributions of each of the other NEOs, and makes recommendations to the compensation committee regarding base salary, non-equity incentive plan compensation and equity awards. The compensation committee reviews and considers such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs. Our chief executive officer, in consultation with other members of our management team, also recommends the corporate performance objectives that are used to determine bonus amounts.

Role of our Independent Compensation Consultant. Pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Our compensation committee engaged Pearl Meyer as its independent compensation consultant to review our executive compensation peer group and program design and assess our executives’ compensation relative to comparable companies. Pearl Meyer provides our compensation committee with information regarding market compensation practices and trends. Our compensation committee considered the relationship that Pearl Meyer has with us, the members of our board of directors and our executive officers, and has determined that Pearl Meyer is serving, and has served, as an independent and conflict-free advisor to the compensation committee.

Factors in Setting Compensation

The compensation committee reviews NEO compensation annually. As part of its annual compensation review, the compensation committee evaluates our compensation program and arrangements for our NEOs based on a number of factors, including:

Internal Factors	External Factors

•     Compensation philosophy and objectives

•     Company goals and objectives

•     Historical company performance and company outlook

•     Individual NEO roles and profiles

•     Individual performance and contributions

•     Current and historical pay data for NEOs

•     Historical Say on Pay voting results

• Peer group information and data • Broader industry specific information and data • Compensation committee experience • Market dynamics

An important external factor in making compensation decisions is our compensation peer group. The compensation committee considers a select number of key inputs, summarized below, to determine the companies to be included in the peer group. The compensation data from the peer group provide a benchmark for market-competitive base salaries, short- and long-term incentive targets, and estimated total direct compensation. In certain cases, where the peer group data is limited for a particular role, Pearl Meyer provides us with a blend of peer data and survey data where it concludes the peer data is not conclusive. This data provides context for the committee in setting targeted pay levels going forward.

In September 2018, the compensation committee, together with Pearl Meyer, used the following screening criteria to determine a recommended group of companies to be in the peer group to be used in setting 2019 compensation:

Criteria	Description
Industry	U.S. publicly-traded biotechnology or pharmaceutical companies
Development Stage	Companies with a lead asset in phase II or III trials
Size	1/3x to 3x that of Epizyme for market capitalization, headcount, and R&D expenses
Other	Companies with an oncology focus

Based on this screening criteria, in September 2018 the compensation committee approved a peer group of 20 companies, listed below.

Acceleron Pharma Inc.	Dynavax Technologies Corporation	Mirati Therapeutics, Inc.
Aduro BioTech, Inc.	Five Prime Therapeutics, Inc.	Odonate Therapeutics, Inc.
Akebia Therapeutics, Inc.	Immunogen, Inc.	Seres Therapeutics, Inc.
Array BioPharma Inc.	Inovio Pharmaceuticals, Inc.	Syros Pharmaceuticals, Inc.
Blueprint Medicines Corp.	Iovance Biotherapeutics, Inc.	Xencor, Inc.
Clovis Oncology, Inc.	Karyopharm Therapeutics Inc.	ZIOPHARM Oncology, Inc.
Deciphera Pharmaceuticals, Inc.	MacroGenics, Inc.

This group included the following changes from the 2018 peer group.

Action	Company	Rationale
2018 peer group companies exclusion from the 2019 peer group	Agios Pharmaceuticals, Inc.	Market capitalization above range
	bluebird bio, Inc.	Market capitalization above range
	Celldex Therapeutics, Inc.	Market capitalization below range
	Ignyta, Inc.	Acquired
	Juno Therapeutics, Inc.	Acquired
	OncoMed Pharmaceuticals, Inc.	Market capitalization below range
New companies included in the 2019 peer group	Deciphera Pharmaceuticals, Inc.	Met screening criteria
	ImmunoGen, Inc.	Met screening criteria
	Iovance Biotherapeutics, Inc.	Met screening criteria
	Mirati Therapeutics, Inc.	Met screening criteria
	Odonate Therapeutics, Inc.	Met screening criteria
	Syros Pharmaceuticals, Inc.	Met screening criteria

The summary statistics below demonstrate how we compared to the companies in the peer group adopted in September 2018.

Statistic	Market Capitalization ($B)	Headcount	R&D Expense ($M)
75th Percentile	1.8	232	160
50th Percentile	1.1	144	95
25th Percentile	0.5	63	71
Epizyme	0.8	131	$115

In October 2019, the compensation committee, with the assistance of Pearl Meyer, reviewed the companies included in the 2019 peer group for continued appropriateness in 2020 using similar criteria it used to determine the 2019 peer group. The criteria used for the 2020 peer group was as follows:

Criteria	Description
Industry	U.S. publicly-traded biotechnology or pharmaceutical companies
Development Stage	Companies with a lead asset in phase III, NDA, or commercial entities
Size	Market capitalization of $500m to $10bln Headcount of 60 – 600 R&D expense of $30m to $325m
Other	Companies with an oncology focus, local companies

Pearl Meyer recommended the following changes to the peer group, which the compensation committee approved. This group was used to set compensation for fiscal year 2020.

Action	Company	Rationale
2019 peer group companies exclusion from the 2020 peer group	Aduro BioTech, Inc.	Market capitalization below range
	Array BioPharma Inc.	Acquired
	Syros Pharmaceuticals, Inc.	Phase II lead asset
	ZIOPHARM Oncology, Inc.	Phase II lead asset
New companies included in the 2020 peer group	Ironwood Pharmaceuticals, Inc.	Met screening criteria
	Radius Health, Inc.	Met screening criteria
	Coherus Biosciences, Inc.	Met screening criteria
	G1 Therapeutics, Inc.	Met screening criteria
	TG Therapeutics, Inc.	Met screening criteria

The summary statistics below demonstrate how we compared to the companies in the peer group adopted in October 2019.

Statistic	Market Capitalization ($B)	Headcount	R&D Expense ($M)
75th Percentile	1.7	324	158
50th Percentile	0.9	217	123
25th Percentile	0.4	117	101
Epizyme	1.1	200	117

Say on Pay Vote Results

We held our first non-binding advisory vote on executive compensation, or “say on pay” vote, at our 2019 annual meeting of stockholders. Over 99% of the shares voted on this proposal were cast in support of our 2018 executive compensation program. While the compensation committee viewed the results of the “say-on-pay” vote as overwhelming broad stockholder support for our executive compensation program, the compensation committee will continue to consider the results of stockholder advisory votes on executive compensation when making future decisions relating to our executive compensation program.

Compensation Elements and Decisions

The primary elements of our executive compensation program are:

Element	Purpose	Timing
Base Salary	Fixed amount to attract and retain top talent.	Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in conjunction with changes in job responsibility or annually as part of our merit increase process.
Short-term Incentives	Performance-contingent compensation to reward company and individual performance against a set of annual goals.	Generally measured and paid out on an annual basis, typically in the first quarter of the following fiscal year.
Long-term Incentives	Variable incentive compensation to promote performance, support retention, and create stockholder alignment.	Generally granted at the time of hire, and annually following the close of the previous fiscal year.
Severance and Change in Control Benefits	Competitive benefits consistent with industry practice	Upon a change of control of our company or an NEOs termination of employment
Benefits	Fixed benefits to promote individual health, welfare and financial security.	The timing of our benefits varies by element.

Annual Base Salary.

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. Base salaries for our NEOs are established at the time the NEO is hired, taking into account the position for which the NEO is being considered and the NEOs qualifications, prior experience and prior salary. None of our NEOs is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our chief executive officer (other than with respect to himself), the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of a NEO’s responsibilities, including promotions, the individual contributions made by and performance of the NEO during the prior year, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the NEOs salary falls in the salary range presented by that data. In making decisions regarding salary increases, our compensation committee may also draw upon the experience of members of the committee with other companies. No formulaic base salary increases are provided to our NEOs.

The following table presents the base salaries for each of our NEOs for the years 2018 and 2019, as approved by our compensation committee. Unless otherwise noted, the 2018 base salaries became effective on January 1, 2018. The 2019 base salaries became effective on January 1, 2019.

Named Executive Officer	2018 Annualized Salary ($)	January 2019 Adjustment		2019 Annualized Salary ($)	Nature of Increase
		% of Base Salary	Amount ($)
Robert Bazemore	575,667	3%	17,270	592,937	Merit increase
Paolo Tombesi (1)	—	—	—	455,000	Set at time of hire
Matthew Ros	420,000	3%	12,600	432,600	Merit increase
Shefali Agarwal	450,000	3%	13,500	463,500	Merit increase
Suzanne Fleming (2)	350,000	—	—	350,000	—

(1)	Mr. Tombesi commenced employment in August 2019 and was not part of the January 2019 merit increase process.
(2)	Ms. Fleming served as our Senior Vice President of Finance and Treasurer until her resignation in January 2019.

Short-term Incentives. Our bonus program is designed to motivate and reward our NEOs for achievements relative to our goals and expectations for each fiscal year. Under our bonus program, each NEO has a target bonus opportunity, defined as a percentage of his or her annual base salary. The general design of our bonus program is as follows:

NEO Base Salary	X	NEO Target Bonus	X	Corporate Funding Factor	X	Individual Performance Modifier	=	Short-term Incentive Earned

In January 2019, our compensation committee set the following target bonus opportunities for each NEO:

NEO	2019 Base Salary ($)	Target Bonus %	Target Bonus Award ($)
Robert Bazemore	592,937	60%	355,762
Paolo Tombesi (1)	455,000	40%	182,000
Matthew Ros	432,600	40%	173,040
Shefali Agarwal	463,500	40%	185,400
Suzanne Fleming (2)	350,000	—	—

(1)	Mr. Tombesi’s 2019 target bonus was established at the time of his hire.
(2)	Ms. Fleming did not participate in our 2019 short-term incentive program.

Our compensation committee established the following corporate objectives to assess our corporate performance in 2019. In January 2020, the compensation committee reviewed our achievements against these corporate goals to arrive at a corporate funding factor of 110%.

Goal /Assessment	Weighting
Goal: Submission in the U.S. of an NDA for tazemetostat for the treatment of Follicular Lymphoma • Initiate safety run-in of confirmatory program (Q3) • Submit FL NDA in the US (Q4)	40%

Assessment:

O     FL NDA submitted in December 2019 for patients with 3rd line FL (EZH2 WT and MT), and subsequently accepted as a Supplemental NDA (sNDA) with Priority Review.

O     Negotiated with FDA for single Phase 3 confirmatory trial in 2nd Line FL, with adaptive study design.

O     Further characterize the EZH2 WT population, and those responding to TAZVERIK, to support submission in patients with both MT and WT EZH2.

O     FL confirmatory trial sites initiated, open to enrollment, patients in screening for safety run-in

O     Accomplished these goals while simultaneously preparing for Epithelioid Sarcoma Oncologic Drugs Advisory committee meeting (ODAC)

Goal: Implement go-to-market strategic options for Tazemetostat • Execute the Commercial Launch Plan to support a Q1’20 U.S. launch for ES • Develop strategic options / alternatives to offset Eisai milestone payments	25%

Assessment:

O    Developed and executed ES Launch Readiness plan to support launch in ES as early as December 2019. All supply chain and patient access services developed, contracts signed, and made operational for ES approval.  As a result, the first prescription was mailed to patient within 1 week of FDA approval in ES.

O     ES launch readiness efforts quickly transitioned to efforts to accelerate FL launch readiness (field force hiring, contracting, training, materials development, etc.) in 4Q, to prepare for possible earlier FL approval.

O     Royalty Pharma Inc. financing consummated in November 2019; provided solutions to offset Eisai milestones, while also reducing royalty burden on tazemetostat.

Goal: Submission in the U.S. for Epithelioid Sarcoma and support of FDA review process • Submit ES NDA in the US (Q2) • Define the requirement for confirmatory evidence (at Pre-NDA meeting) and execute accordingly	20%

Assessment:

O     ES NDA for Accelerated Approval submitted on time May 2019, and accepted for Priority Review

O     Negotiated Phase 3 confirmatory study in front-line ES with FDA alignment, and agreement that the study would be initiated after NDA submission.

O     US ES patients enrolled in Early Access Program, providing tazemetostat while the NDA was under review. These patients will be converted to commercial patients.

O     ES confirmatory trial sites initiated, open to enrollment, and patients being enrolled into safety run-in.

O     December Oncology Advisory Panel of the Oncologic Drugs Advisory Committee of the FDA, voted 11-0 in support of tazemetostat benefit / risk in ES.

Goal: Optimize Research value • Advance G9a to IND/CTA to support FIH trial. • Generate data that supports appropriate go/no go decisions on both internal compounds and those partnered with BI	5%

Assessment:

O     Internal decision not to advance EZM8266 G9a program to Phase 1 due to toxicology finding; back-up candidates being explored in sickle cell disease and oncology.

O     Achieved first milestone for one of the partnered Boehringer Ingelheim programs in April 2019, earning milestone payment.

O     Development Candidate (DC) for novel Epizyme program nominated; development work underway to support IND submission

O     Helicase targets: nominated new program starts for three unpartnered programs

Goal: Maximize Tazemetostat’s potential • Initiate castration-resistant prostate cancer (CRPC) and poly adenosine diphosphate ribose polymerase (PARP) combination solid tumor proof of concept studies	5%

Assessment:

O     CPRC study initiated and patients dosed in the fourth quarter of 2019 as planned in safety run-in

O     PARP combination study moved to 2020 due to prioritization of three new trials to fulfill regulatory requirements (ES Phase 3 confirmatory trial; CYP Study; Hepatic Impairment Study)

O     Initiated Investigator Sponsored Trial (IST) program, with several critical studies already underway

O     LYSA front-line DLBCL efficacy expansion study open to patient enrollment.  Design of front-line FL trial completed and approved by regulatory authorities and is anticipated to begin enrollment in 2020.

Goal: Financial Rigor, Compliance, and Quality	5%

Assessment:

O     Hired according to approved plan and kept pace with backfills

O     Executed two strategic financings (March 2019 & Royalty Pharma November 2019) which extended cash runway into 2022, and eliminated the requirement for raising capital in 2020 while launching TAZVERIK.

O     Increased shareholder value from [6.67/share (Dec ‘18) to ~ 24.58/share (Dec ‘19)] – 268% increase

O     Year-end expenses came in within/under revised business plan

O     Compliance efforts associated with commercial readiness all on track; inspection readiness completed; all FDA inspections have been favorable with no major deficiencies / findings

Total	100%

Individual Performance Considerations

Our compensation committee also evaluates the individual performance of our NEOs. Consistent with this process, our compensation committee assessed the performance of our chief executive officer in 2019 based on our relative achievement of our corporate goals as well as his leadership in driving the execution of our strategic plans. In assessing the individual performance in 2019 of our NEOs other than our chief executive officer, our compensation committee, with the input of our chief executive officer, considered each such officer’s individual contributions to the achievement of our corporate goals, and the officer’s individual achievements in helping to build the company and execute on our strategy. These achievements include the following:

Robert Bazemore, President & CEO:  For 2019, the compensation committee reflected on our overall level of performance and determined that Mr. Bazemore earned 115% of his total target short term incentive payment.

Matthew Ros, Chief Strategy & Business Officer: For 2019, the compensation committee reflected on Mr. Ros’ accomplishments, including: providing leadership and continuing to build the organization; ensuring the organizational and market readiness to launch tazemetostat in epithelioid sarcoma and follicular lymphoma; and leading our strategic planning efforts to establish the foundation for our next five-year company vision, and determined that, taking into account both the corporate funding factor and individual performance modifier, Mr. Ros earned a bonus equal to 115% of his total target short term incentive payment.

Shefali Agarwal, Chief Medical Officer: For 2019, the compensation committee reflected on Dr. Agarwal’s accomplishments, including: providing leadership and continuing to build the organization; delivering the successful filing and defense of our NDA for epithelioid sarcoma including unanimous Oncology Drug Advisory Committee recommendation; ensuring the successful filing of our NDA for follicular lymphoma; and executing on our existing clinical trials and beginning new trials aimed at maximizing the value and potential of tazemetostat, and determined that, taking into account both the corporate funding factor and individual performance modifier, Dr. Agarwal earned a bonus equal to 143% of her total target short term incentive payment.

Paolo Tombesi, Chief Financial Officer: For 2019, in his first five months as our chief financial officer, the compensation committee reflected on Mr. Tombesi’s accomplishments, including: achieving company financial goals related to capital raising, including financing from Royalty Pharma, Inc. and Pharmakon Advisors; providing leadership and continuing to build the organization; and ensuring the appropriate scaling of our infrastructure and systems, and determined that, taking into account both the corporate funding factor and individual performance modifier, Mr. Tombesi earned a bonus equal to 110% of his total target short term incentive payment, prorated for his time since hire.

Final Calculations

The final calculations used to arrive at the 2019 bonus awards are as follows:

NEO	2019 Base Salary ($)		Target Bonus %		Corporate Funding Factor		Individual Performance Modifier		Bonus Award ($)
Robert Bazemore	592,937	X	60%	X	110%	X	104.545%	=	409,127
Paolo Tombesi (1)	455,000	X	40%	X	110%	X	100.0%	=	76,076
Matthew Ros	432,600	X	40%	X	110%	X	105.0%	=	199,861
Shefali Agarwal	463,500	X	40%	X	110%	X	130.0%	=	265,122
Suzanne Fleming	350,000	X	--	X	--	X	--	=	--

(1)	Mr. Tombesi’s 2019 bonus award represents a pro-rated award for time as an Epizyme employee in 2019.

In addition to these short-term incentive payouts, the compensation committee may approve cash bonuses to induce individuals to join our company or make up for lost compensation opportunities at previous employers, or to assist in defraying the cost of relocation to the greater Boston area, commonly referred to as “sign-on” bonuses. In 2019, the compensation committee approved a sign-on bonus for Mr. Tombesi of $100,000.

Long-term incentives.

Long-term incentives represent a key component of our overall compensation program, and in many cases represent the majority of total annual compensation.

We believe that equity grants provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our NEOs and our stockholders. Our NEOs benefit from equity awards as our stock price increases through the creation of shareholder value. Accordingly, we believe equity awards provide meaningful incentives to our NEOs to achieve increases in the value of our stock over time. In addition, the vesting feature of our equity awards contributes to NEO retention by providing an incentive to our NEOs to remain employed by us during the vesting period.

The compensation committee typically approves long-term incentive grants for NEOs at the start of their employment, and annually thereafter in connection with the annual performance review. Additionally, the compensation committee may periodically grant additional equity awards based on individual role, performance and contribution, as well as competitive market data and information.

None of our NEOs are currently party to an employment agreement that provides for an automatic award of stock options. In 2019, we granted equity awards to our NEOs with both time-based and performance-based vesting. The time-based vesting schedules were consistent with our previous time-based vesting awards. Although the compensation committee did not elect to make these awards in connection with its 2020 annual compensation review, it may elect to make future performance-based vesting awards either as one-time events or as part of the annual long-term incentive program as circumstances warrant.

•

The stock options that we grant to our NEOs typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/36th of the shares underlying the option monthly thereafter. The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. Vesting and exercise rights for stock options cease shortly after termination of employment except in the case of death or disability. In specified termination and change in control circumstances, equity awards held by our NEOs are subject to accelerated vesting. See “ —Severance and Change in Control Benefits” for further information.

•	The time-based vesting RSUs that we grant to our NEOs typically vest as to 25% on an annual basis over a four-year period of time from the grant date.
•

The performance-based vesting RSUs that we granted to our NEOs in 2019 vest upon our achievement of performance based vesting objectives related largely to our clinical programs and regulatory submissions for tazemetostat in epithelioid sarcoma and follicular lymphoma.

•	Within this construct, in determining long-term incentive grants for new hires, the compensation committee evaluates (where available):
•	market data for annual and new hire long-term incentive grant values;
•	potential lost long-term incentive opportunity from candidate’s current employer, where available; and
•	candidate background, experience, and potential.

In determining annual long-term incentive grants for existing NEOs, the committee reviews:

•	market data for annual long-term incentive grant values;
•	time the NEO has been employed with us;
•	NEO performance and contributions in the previous year;
•	overall corporate performance and outlook; and
•	NEO current outstanding equity, including the value of outstanding unvested awards.

In 2019, our compensation committee approved the grant of stock options and time-based vesting RSUs under our 2013 Plan to each of our NEOs other than Ms. Fleming. The following table sets forth the compensation committee approved long-term incentive grant value, as well as number of shares of common stock issuable upon exercise of the stock options or RSUs granted to our NEOs in 2019:

NEO	Compensation Committee Approved Fair Value (1)	Number of Stock Options	Number of RSUs
Robert Bazemore	$2,750,000	347,464	75,383
Paolo Tombesi (2)	--	--	--
Matthew Ros	$1,200,000	151,620	32,894
Shefali Agarwal	$1,200,000	151,620	32,894
Suzanne Fleming (3)	--	--	--

(1)

These figures may be different than those reported in the Summary Compensation Table and other required tabular disclosures due to the process of converting a fair value to a number of stock options or RSUs and associated rounding.

(2)

Mr. Tombesi was hired in July 2019 and was not part of the February 2019 long-term incentive award process. The compensation committee granted a new hire long-term incentive award of stock options to purchase 132,225 shares of common stock and 28,217 shares of restricted stock units (RSUs), each with a standard time-based vesting schedule. The approximate value of these awards was $1,565,000, using our standard conversion calculation methods.

(3)	Ms. Fleming was not eligible for a grant in 2019.

The compensation committee also awarded performance-based RSUs to eligible NEOs in 2019. The following table sets forth the number of performance-based RSUs granted, earned, and outstanding for each NEO in 2019. The performance-based RSUs earned in 2019 for select NEOs were earned as a result of achieving one of the performance milestones, worth a 20% vesting of the overall grant, which vested upon receipt of acknowledgment from the FDA that our epithelioid sarcoma NDA submission was accepted for filing by the FDA; and fulfillment of the scientific criteria associated with a first milestone per our agreement with Boehringer Ingelheim.

NEO	Number of Performance-based RSUs
	Granted	Earned in 2019	Outstanding as of 12/31/2019 (1)
Robert Bazemore	35,000	7,000	26,250
Paolo Tombesi (2)	16,000	--	15,000
Matthew Ros	20,000	4,000	15,000
Shefali Agarwal	20,000	4,000	15,000
Suzanne Fleming (3)	--	--	--

(1)	Outstanding RSUs as of December 31, 2019 includes RSUs cancelled during the year as a result of a performance obligation that became no longer achievable.
(2)	Mr. Tombesi was hired after the first tranche of performance-based RSUs were earned and did not receive that component.
(3)	Ms. Fleming was not eligible for a grant in 2019.

In addition to these grants the compensation committee will from time-to-time grant special long-term incentive awards for individuals to recognize exceptional performance, reward above-expectation contributions, bolster retention, or a combination of these factors.  To that end, in December 2019, the compensation committee granted Dr. Agarwal 22,577 RSUs and stock options to purchase 34,978 shares of common stock with an aggregate approximate grant date fair value of $715,000. The compensation committee determined that this award was appropriate as both a recognition and retention vehicle, given Dr. Agarwal has consistently exceeded performance expectations and is critical to the continued success of our development programs and regulatory interactions.

In March 2020, options to purchase 48,727 shares of our common stock granted to Mr. Bazemore in January 2019, 56,537 restricted stock units subject to time-based vesting granted to Mr. Bazemore in January 2019, and 17,500 performance based restricted stock units granted to Mr. Bazemore in March 2019 in excess of the annual per participant limit under our 2013 Stock Incentive Plan were rescinded.  We have granted to Mr. Bazemore stock options to purchase 27,533 shares of our common stock, 21,194 restricted stock units subject to time-based vesting and 17,500 performance based restricted stock units to replace the fair value of the rescinded stock options and restricted stock units and provide Mr. Bazemore with the equity incentive compensation that Mr. Bazemore was intended to receive with the rescinded grants.

Severance and Change of Control Benefits

Each NEO is also eligible for severance benefits in specified circumstances, as set forth in our Executive Severance and Change in Control Plan, as amended. Under the terms of this plan, upon execution and effectiveness of a severance agreement and release of claims, each named executive officer will be entitled to severance payments if we:

•	terminate his or her employment without cause, prior to or more than 12 months following a change in control; or
•	terminate his or her employment without cause or he or she terminates employment with us for good reason within 12 months following a change in control.

Additionally, Mr. Bazemore is entitled to severance payments if he terminates his employment with us for good reason prior to or more than 12 months following a change in control. Please refer to “ —Employment, Severance and Change in Control Arrangements” below for a more detailed discussion of severance and change in control benefits for our named executive officers.

Benefits.

We generally pay relocation expenses for newly-hired NEOs whom we require to relocate as a condition to their employment with us. We also have, and may in the future, pay local housing expenses and travel costs for executives who maintain a primary residence outside of a reasonable daily commuting range to our headquarters prior to such executive’s relocation. We evaluate the competitiveness of our arrangements periodically and have found that our NEO benefits are competitive with our peers. For more information on our employment arrangements, please see “ —Employment, Severance and Change in Control Arrangements.” We believe that these are typical benefits offered by comparable companies to executives who are asked to relocate and that we would be at a competitive disadvantage in trying to attract executives who would need to relocate in order to work for us if we did not offer such assistance.

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which was $19,000 for 2019. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2019 could be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. During the year ended December 31, 2019, we provided a matching contribution to the 401(k) plan, matching 50% of an employee’s contribution up to a maximum of 3% of the participant’s compensation. Matching contributions made to each of our named executive officers are included in the “Summary Compensation Table—All Other Compensation.”

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, long-term disability and term life insurance plans, our fitness benefits and 401(k) matching contributions, in each case on the same basis as other employees. We do not provide additional perquisites or personal benefits to our NEOs. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees, including NEOs.

Other

Anti-Hedging and Pledging Policy

Our insider trading policy expressly prohibits all of our employees, including our NEOs, as well as our directors, from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

No Tax Gross-ups

We do not provide for any tax gross-up payments to our NEOs.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a company will generally not be entitled to a tax deduction for individual compensation over $1 million that is paid to certain executive officers. As in effect prior to its recent amendment by the Tax Cuts and Jobs Act of 2017, Section 162(m) provided an exception to the deductibility limitations for performance-based compensation that met certain requirements. While considering the impact of Section 162(m) and awarding certain elements of compensation that, at the time, were intended to qualify as performance-based compensation, the compensation committee did not adopt a policy requiring all compensation to be fully deductible under Section 162(m). As Section 162(m) has been amended, effective for taxable years beginning after December 31, 2017, the “performance-based” compensation exception was eliminated from Section 162(m), except for certain grandfathered arrangements under the transition rules. In light of this amendment, the compensation committee will continue to consider the potential impact of the application of Section 162(m) on compensation for our executive officers and reserves the right to provide compensation to executive officers that may not be tax-deductible, as well as the right to modify compensation that was initially intended to qualify as “performance-based” compensation if it believes that taking any such action is in the best interests of our company and stockholders.

Compensation Risk Assessment

Our management and the compensation committee review our compensation practices and policies with regard to risk management. We have reviewed our programs and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:

•	we provide a balance of fixed and performance-based compensation;
•	our short-term incentive plan is based on a number of challenging goals;
•	our long-term incentive grants vest over time, generally four years;
•	our compensation committee has discretion to reduce bonus awards should the objective formula yield an inappropriate result;
•	we have an independent compensation committee;
•	we engage with independent compensation advisors;

•	we have proper administrative and oversight controls; and
•	we have an established compensation committee calendar for governance purposes.

Pay Ratio Disclosure

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of our other employees.

To identify our median employee, we used the following methodology:

•	We determined our median employee based on our employee population of 189 employees (excluding our chief executive officer) as of December 31, 2019.
•

We used a consistently applied compensation measure that included the sum of each employee’s (excluding our chief executive officer) base salary and the grant date fair value of all equity granted in 2019.

•	We annualized the base salaries for employees who were employed by us for less than the entire calendar year.

Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2019 in accordance with the requirements of the Summary Compensation Table.

We determined that the 2019 annual total compensation of our median employee, other than our chief executive officer, for 2019 was $302,723.  As disclosed in our Summary Compensation Table appearing on page 32, our chief executive officer’s annual total compensation for 2019 was $4,173,618.  Based on the foregoing, our estimate of the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees was 14 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF EPIZYME, INC.

David M. Mott, Chairman

Andrew R. Allen, M.D., Ph.D.

Grant Bogle

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Option Awards ($)(2)		All Other Compensation ($)(4)	Total
Robert B. Bazemore Jr. (5).	2019	592,937	—	1,105,393	409,127	2,060,531		5,630	4,173,618
President and Chief Executive Officer	2018	575,667	—	—	320,575	2,748,939		5,690	3,650,871
	2017	556,200	—	—	282,967	2,748,879	(5)	5,603	3,593,649

Paolo Tombesi	2019	168,901	—	612,848	76,076	1,173,669		146,971	2,178,465
Chief Financial Officer

Suzanne Fleming (6)	2019	29,167	—	—	—	—		1,601	30,767
Former Senior Vice President, Finance and Treasurer	2018	350,000	100,000	—	—	299,875		13,580	763,455

Matthew E. Ros	2019	432,600	—	538,793	199,861	899,137		11,598	2,081,989
Chief Strategy and Business Officer	2018	420,000	—	—	187,100	1,099,576		12,214	1,718,890
	2017	391,400	—	—	159,300	899,627		5,666	1,455,993

Dr. Shefali Agarwal	2019	463,500	—	894,607	265,122	1,255,325		8,652	2,887,206
Chief Medical Officer	2018	199,615	125,000	—	200,500	1,472,846		1,648	1,999,609

(1)	The 2018 amounts reflect one-time sign-on bonuses paid pursuant to the terms of the named executive officer’s employment agreement.
(2)

The amounts reflect the grant date fair value for awards granted during the applicable year. The grant date fair value was computed in accordance with FASB Codification Topic 718, Compensation—Stock Compensation. See note 10 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2019 regarding assumptions we made in determining the fair value of option awards.

(3)	The amounts reflect the annual performance bonuses paid, as discussed under “Compensation Discussion and Analysis—Annual Base Salary—Short-term Incentives.”
(4)	All other compensation includes the following for the year ended December 31, 2019:

Name	Gym ($)	Relocation expenses ($)	401(K) Employer Match ($)	Transportation Benefits ($)	Short-term and Long-term Life Insurance Disability Premiums ($)	Total ($)
Robert B. Bazemore	—	—	—	4,200	1,430	5,630
Paolo Tombesi	168	145,178[1]	—	1,400	225	146,971
Suzanne Fleming	—	—	1,131	350	119	1,601
Matthew Ros	—	—	5,968	4,200	1,430	11,598
Shefali Agarwal	—	—	—	7,222	1,430	8,652

1

Pursuant to Mr. Tombesi’s employment offer letter, we made a one-time payment to Mr. Tombesi of $100,000 for relocation expenses and paid for temporary corporate housing until Mr. Tombesi’s relocation, which temporary corporate housing costs were $45,178 for 2019.

All other compensation includes the following for the year ended December 31, 2018:

Name	Gym ($)	Post Separation Benefits ($)	401(K) Employer Match ($)	Transportation Benefits ($)	Short-term and Long-term Life Insurance Disability Premiums ($)	Total ($)
Robert B. Bazemore	360	—	—	3,900	1,430	5,690
Paolo Tombesi	—	—	—	—	—	—
Suzanne Fleming	—	—	8,250	3,900	1,430	13,580
Matthew Ros	—	—	6,884	3,900	1,430	12,214
Shefali Agarwal	—	—	—	1,052	596	1,648

(5)

In March 2020, options to purchase 2,371 shares of our common stock granted to Mr. Bazemore in February 2017, options to purchase 48,727 shares of our common stock granted to Mr. Bazemore in January 2019, 56,537 restricted stock units with time-based vesting granted to Mr. Bazemore in January 2019, and 17,500 performance based restricted stock units granted to Mr. Bazemore in March 2019, each granted in excess of the annual per participant limit under our 2013 Stock Incentive Plan, were rescinded, as discussed under “Compensation Discussion and Analysis.”

(6)	Suzanne Fleming departed Epizyme in January 2019.

Grants of Plan-Based Awards Table

The following table sets forth information concerning each grant of an award made to our named executive officer during the fiscal year ended December 31, 2019 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards (1) Target #	All other stock awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)(2)
Robert B. Bazemore (3)(4)	1/24/2019			347,464	9.12	2,060,531
	1/24/2019		75,383			687,493
	3/08/2019	35,000				417,900
Paolo Tombesi (3)(5)	8/19/2019			132,225	13.86	1,173,669
	8/19/2019		28,217			391,088
	8/19/2019	16,000				221,760
Suzanne Fleming (6)	—		—	—	—	—
Matthew Ros (3)	1/24/2019			151,620	9.12	899,137
	1/24/2019		32,894			299,993
	3/08/2019	20,000				238,800
Shefali Agarwal (3)	1/24/2019			151,620	9.12	899,137
	1/24/2019		32,894			299,993
	3/08/2019	20,000				238,800
	12/02/2019			34,978	15.76	356,188
	12/02/2019		22,577			355,814

(1)	The amounts reflect the target payouts under the restricted stock units granted under our 2013 Stock Incentive Plan that vest upon achievement of specified performance targets.
(2)

The amounts reflect the grant date fair value for awards granted during the applicable year. The grant date fair value was computed in accordance with FASB Codification Topic 718, Compensation—Stock Compensation. See note 10 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2019 regarding assumptions we made in determining the fair value of option awards.

(3)	For information on vesting acceleration upon termination of employment, see the “ —Employment, Severance and Change in Control Arrangements” section below.

(4)

In March 2020, options to purchase 48,727 shares of our common stock granted to Mr. Bazemore in January 2019, 56,537 restricted stock units with time-based vesting granted to Mr. Bazemore in January 2019, and 17,500 performance based restricted stock units granted to Mr. Bazemore in March 2019, each granted in excess of the annual per participant limit under our 2013 Stock Incentive Plan, were rescinded, as discussed under “Compensation Discussion and Analysis.”

(5)	Mr. Tombesi was granted awards and options in August 2019 as part of his employment agreement with the Company in July 2019.
(6)	Ms. Fleming was not eligible for a grant in 2019 as she departure the Company in January 2019.

Outstanding Equity Awards at 2019 Fiscal Year End Table

The following table presents information regarding all outstanding stock options held by each of our named executive officers on December 31, 2019.

			Option Awards				Stock Awards
Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercisable Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert B. Bazemore (17)	8/5/2015	(1)	300,000	—	22.29	8/4/2025
	2/8/2016	(2)	395,312	17,188	8.98	2/7/2026
	2/8/2017	(3)	237,790	97,914	12.45	2/7/2027
	2/9/2018	(4)	121,852	144,008	16.00	2/8/2028
	1/24/2019	(5)	—	347,464	9.12	1/23/2029
	1/24/2019	(6)					75,383	1,854,422
	3/08/2019	(7)					26,250	645,750
Paolo Tombesi	8/19/2019	(8)	—	132,225	13.86	8/18/2029
	8/19/2019	(9)					28,217	694,138
	8/19/2019	(10)					15,000	369,000
Suzanne Fleming(11)	9/20/17	(12)	—	90,180	18.70	9/19/2027
	2/9/2018	(4)	—	29,002	16.00	2/8/2028
Matthew Ros	5/16/2016	(13)	83,107	18,067	9.58	5/15/2026
	2/8/2017	(3)	77,821	32,045	12.45	2/7/2027
	2/9/2018	(4)	48,741	57,603	16.00	2/8/2028
	1/24/2019	(5)	—	151,620	9.12	1/23/2029
	1/24/2019	(6)					32,894	809,192
	3/08/2019	(7)					15,000	369,000
Shefali Agarwal	7/23/2018	(14)	60,208	109,792	13.35	7/22/2028
	1/24/2019	(5)	—	151,620	9.12	1/23/2029
	1/24/2019	(6)					32,894	809,192
	3/08/2019	(7)					15,000	369,000
	12/02/19	(15)	—	34,978	15.76	12/01/2029
	12/02/19	(16)					22,577	555,394

(1)	The shares under this option vested as to 25% of the unvested shares on August 5, 2016, with the remainder vesting in approximately equal monthly installments through August 5, 2019.
(2)	The shares under this option vested as to 25% of the unvested shares on February 8, 2017, with the remainder vesting in approximately equal monthly installments through February 8, 2020.
(3)	The shares under this option vested as to 25% of the unvested shares on February 8, 2018, with the remainder vesting in approximately equal monthly installments through February 8, 2021.
(4)	The shares under this option vested as to 25% of the unvested shares on February 9, 2019, with the remainder vesting in approximately equal monthly installments through February 9, 2022.
(5)	The shares under this option vested as to 25% of the unvested shares on January 24, 2019, with the remainder vesting in approximately equal monthly installments through July 23, 2023.
(6)	The shares under this restricted stock unit award vest 25% annually for four years through January 24, 2023.
(7)

Represents restricted stock units that vest upon achievement of certain pre-specified performance milestones. 20% of the      restricted stock units underlying this award vested on June 12, 2019, 25% vested on January 23, 2020, and 20% vested on

March 24, 2020. The remaining 30% will vest on September 30, 2020, assuming the remaining performance milestone is achieved.
(8)	The shares under this option vested as to 25% of the unvested shares on August 19, 2019, with the remainder vesting in approximately equal monthly installments through August 19, 2023.
(9)	The shares under this restricted stock unit award vests 25% annually for four years through August 19, 2023, assuming all service conditions are achieved.
(10)

Represents restricted stock units that vest upon achievement of certain pre-specified performance milestones. 31.25% of the restricted stock units underlying this award vested on January 23, 2020 and 31.25% vested on March 24, 2020. The remaining 37.5% will vest on September 30, 2020, assuming the remaining performance milestone is achieved.

(11)	Suzanne Fleming’s options expired 90 days following her departure from Epizyme in January 2019.
(12)	The shares under this option vested as to 25% of the unvested shares on September 20, 2018, with the remainder vesting in approximately equal monthly installments through September 20, 2021.
(13)	The shares under this option vested as to 25% of the unvested shares on May 16, 2017, with the remainder vesting in approximately equal monthly installments through May 16, 2020.
(14)	The shares under this option vested as to 25% of the unvested shares on July 23, 2019, with the remainder vesting in approximately equal monthly installments through July 23, 2022.
(15)	The shares under this option vested as to 25% of the unvested shares on December 2, 2020, with the remainder vesting in approximately equal monthly installments through December 2, 2023.
(16)	The shares under this restricted stock unit award vest 25% annually for four years through December 2, 2023.
(17)

The equity awards described in this table are presented without giving effect to the March 2020 rescission of options to purchase 79,167 shares of our common stock granted to Mr. Bazemore in February 2016, options to purchase 2,371 shares of our common stock granted to Mr. Bazemore in February 2017, options to purchase 48,727 shares of our common stock granted to Mr. Bazemore in January 2019, 56,537 restricted stock units with time-based vesting granted to Mr. Bazemore in January 2019, and 17,500 performance based restricted stock units granted to Mr. Bazemore in March 2019, each granted in excess of the annual per participant limit under our 2013 Stock Incentive Plan, as discussed under “Compensation Discussion and Analysis.”

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises and stock vested for each of our named executive officers during the fiscal year ended December 31, 2019:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Robert B. Bazemore	—	—	7,000	(1)	84,700
Paolo Tombesi	—	—	—		—
Suzanne Fleming	—	—	—		—
Matthew Ros	—	—	4,000	(1)	48,400
Shefali Agarwal	—	—	4,000	(1)	48,400

(1)	Represents restricted stock units that vested on June 12, 2019 upon achievement of a pre-specified performance milestone.
(2)

The value realized on vesting is based on the closing market price per share of our common stock on the Nasdaq Global Select Market on the vesting date multiplied by the number of shares of stock that vested.

Employment, Severance and Change in Control Arrangements

Robert Bazemore. We entered into an employment offer letter with Mr. Bazemore, our president and chief executive officer, on August 5, 2015. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on August 5, 2015, the Company granted to Mr. Bazemore stock options to purchase 300,000 shares of common stock of the Company. This award is subject to time-based vesting. The employment offer letter also provides that Mr. Bazemore may be eligible for additional equity award grants from time to time.

Paolo Tombesi. We entered into an employment offer letter with Mr. Tombesi, our chief financial officer, on July 19, 2019. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on August 19, 2019, the Company granted to Mr. Tombesi stock options to purchase 132,225 shares of common stock of the Company and an award of 28,217 shares of restricted stock units. These awards are subject to time-based vesting. The Company also granted to Mr. Tombesi 16,000 restricted stock units that vest upon achievement of certain performance milestones, and a cash relocation payment of $100,000. The employment offer letter also provides that Mr. Tombesi may be eligible for additional equity award grants from time to time.

Matthew Ros. We entered into an employment offer letter with Mr. Ros, our chief operating officer, on April 15, 2016. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on April 15, 2016, the Company granted to Mr. Ros stock options to purchase 173,438 shares of common stock of the Company. This award is subject to time-based vesting. The employment offer letter also provides that Mr. Ros may be eligible for additional equity award grants from time to time.

Shefali Agarwal. We entered into an employment offer letter with Dr. Agarwal, our chief medical officer on June 18, 2018. The employment offer letter established the terms of her employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on June 18, 2018, the Company granted to Dr. Agarwal stock options to purchase 170,000 shares of common stock of the Company. This award was subject to time-based vesting. The employment offer letter also provides that Dr. Agarwal may be eligible for additional equity award grants from time to time.

Each of our named executive officers is employed at-will.

Each named executive officer has entered into a non-competition and non-solicitation agreement, which will prohibit him or her from competing with us and soliciting or hiring our employees for a period of one year following the end of his or her employment with us.

Each named executive officer is also eligible for severance benefits in specified circumstances, as set forth in our Executive Severance and Change in Control Plan, as amended. Under the terms of this plan, upon execution and effectiveness of a severance agreement and release of claims, each named executive officer will be entitled to severance payments if we:

•	terminate his or her employment without cause, prior to or more than 12 months following a change in control; or
•	terminate his or her employment without cause or he terminates employment with us for good reason within 12 months following a change in control.

Additionally, Mr. Bazemore is entitled to severance payments if he terminates his employment with us for good reason prior to or more than 12 months following a change in control.

The following definitions have been adopted in our Executive Severance and Change in Control Plan under which our named executive officers participate:

•

“cause” means (I) with respect to a termination prior to or more than 12 months following a change in control, any of: (a) the executive’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (b) a good faith finding by us that the executive has (i) engaged in dishonesty, willful misconduct or gross negligence, (ii) breached or threatened to breach the terms of any restrictive covenants or confidentiality agreement or any similar agreement with us, (iii) violated company policies or procedures, or (iv) failed to perform his assigned duties to our satisfaction, following notice of such failure by us and a period of 15 days to cure and (II) with respect to a termination upon or during the 12-month period following a change in control, (i) the executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (ii) the willful and continued failure by the executive (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) to perform substantially the duties and responsibilities of the executive position after a written demand for substantial performance (providing a period of 15 days to cure) is delivered to the executive by the Company; (iii) the material breach by the executive of the terms of any restrictive covenants or confidentiality agreement with the Company; or (iv) the willful engaging by the executive in fraud or dishonesty which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise. No act, or failure to act, on the executive’s part shall be deemed “willful” unless committed or omitted by the executive in bad faith and without reasonable belief that the executive’s act or failure to act was in, or not opposed to, the best interest of the Company.

•

“good reason” means the occurrence, without the executive’s prior written consent, of any of the following events: (i) a material reduction in the executive’s authority, duties, or responsibilities; (ii) the relocation of the principal place at which the executive provides services to us by at least 30 miles and to a location such that his daily commuting distance is increased; or (iii) a material reduction of the executive’s base salary. No resignation will be treated as a resignation for good reason unless (x) the executive has given written notice to us of his intention to terminate his or her employment for good reason, describing the grounds for such action, no later than 90 days after the first occurrence of such circumstances, (y) the executive has provided us with at least 30 days in which to cure the circumstances, and (z) if we are not successful in curing the circumstances, the executive ends his employment within 30 days following the cure period in (y).

•	“change in control” means any of the following:
(i)

the acquisition by an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, referred to as a “Person” of beneficial ownership of any of our capital stock if, after such acquisition, such Person beneficially owns more than 50% of either (x) our then-outstanding shares of common stock or (y) the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors; provided, however, that any acquisition directly from us will not be a change in control, nor will any acquisition by any individual, entity, or group pursuant to specified business combinations;

(ii)

the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving us or a sale or other disposition of all or substantially all of our assets subject to specified exceptions; or

(iii)	the liquidation or dissolution of our company;

provided that, where required to avoid additional taxation under Section 409A, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined under applicable regulations.

The following table summarizes the schedule of severance payments our current named executive officers would receive in the event of a qualifying termination.

Scenario and Executive Level	Salary Continuation	Bonus	Continuation of Employer Portion of Medical, Dental and Vision Benefit Premiums	Acceleration of Unvested Equity
Prior to a Change in Control
Robert Bazemore	12 months	None	12 months	None
Matthew Ros	9 months	None	9 months	None
Shefali Agarwal	9 months	None	9 months	None
Paolo Tombesi	9 months	None	9 months	None
Following a Change in Control
Robert Bazemore	18 months	150% of target	18 months	100%
Matthew Ros	12 months	100% of target	12 months	100%
Shefali Agarwal	12 months	100% of target	12 months	100%
Paolo Tombesi	12 months	100% of target	12 months	100%

Securities Authorized for Issuance Under Equity Compensation Plans

	Equity Compensation Plan Information As of December 31, 2019
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options		(b) Weighted-Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	8,086,483	(1)	$12.86	4,309,198	(2)(3)
Equity compensation plans not approved by security holders	—		—	—
Total	8,086,483		$12.86	4,309,198

(1)	Consists of stock options and restricted stock units issued under our 2008 Stock Incentive Plan, or 2008 Plan, and the 2013 Plan.

(2)

As of December 31, 2019, 13,152,392 shares were available for future issuance under our 2013 Plan, which became effective on June 5, 2013. The number of shares of our common stock reserved for issuance under the 2013 Plan will be increased (i) from time to time by the number of shares of our common stock forfeited upon the expiration, cancellation, forfeiture, cash settlement or other termination of awards under the 2008 Plan, and (ii) annually on the first day of each year, by up to the lesser of (x) 2,500,000 shares of our common stock, (y) 5.0% of the number of shares of our common stock outstanding on the first day of the applicable year and (z) an amount determined by our board of directors. On January 1, 2020, 2,500,000 shares of our common stock were added to the 2013 Plan pursuant to this provision, which shares are not reflected in the number of shares available for issuance under the 2013 Plan.

(3)

As of December 31, 2019, 454,269 shares were available for future issuance under our 2013 Employee Stock Purchase Plan, or 2013 ESPP, which became effective on June 5, 2013. The number of shares of our common stock reserved for issuance under the 2013 ESPP will be increased annually on the first day of each year, by up to the lesser of (x) 233,333 shares of our common stock, (y) 1% of the number of shares of our common stock outstanding on the first day of the applicable year and (z) an amount determined by our board of directors. On January 1, 2020, the number of shares of our common stock reserved for issuance under the 2013 ESPP was increased by 100,000 the pursuant to this provision, which shares are not reflected in the number of shares available for issuance under the 2013 ESPP.

Proposal No. 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract and retain qualified executive talent to support our mission, vision, and business objectives. These programs embody a pay-for-performance philosophy and reward NEOs for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our NEOs to exert their best efforts for our success. At the same time, we believe our program does not encourage excessive risk-taking by management.

The “Executive Compensation” section of this proxy statement beginning on page 19, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ended December 31, 2019.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our compensation committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 3.

Proposal No. 4.

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

Our authorized capital stock presently consists of 125,000,000 shares of common stock, $0.0001 par value per share (“common stock”), and 5,000,000 shares of preferred stock, $0.0001 par value per share. On March 24, 2020, our board of directors adopted, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 150,000,000. The number of authorized shares of preferred stock would not be affected by the proposed amendment.

As of March 31, 2020, a total of 101,047,375 shares of common stock were issued and outstanding and no shares were held in treasury. In addition, as of March 31, 2020, there were 838,689 restricted stock units outstanding and options outstanding to purchase an aggregate of 9,624,153 shares of common stock under our equity incentive plans and an aggregate of 4,361,649 and 282,827 shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan, respectively. Additionally, an aggregate of (i) 3,378,000 shares of common stock are reserved for issuance upon conversion of our outstanding Series A Convertible Preferred Stock and (ii) 2,500,000 shares of common stock are reserved for issuance upon exercise of the warrant to purchase shares of our common stock held by RPI Finance Trust (See “Transactions with Related Persons”). Accordingly, as of March 31, 2020 out of the 125,000,000 shares of common stock presently authorized, 122,032,693 shares are issued or reserved for issuance and 2,967,307 authorized shares of common stock remain available for future issuance.

If stockholders approve the proposed amendment, the first sentence of Article Fourth of our Restated Certificate of Incorporation will be deleted in its entirety and replaced by the following:

“FOURTH:  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 155,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

The proposed amendment, if approved by our stockholders, would become effective upon the filing of an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form of Appendix A hereto, or at the later time set forth in such amendment. The board of directors reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the proposed amendment if the board determines that the proposed amendment is no longer in our best interests and the best interests of our stockholders.

If our stockholders approve the proposed amendment, subject to the discretion of the board of directors, we intend to file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.

Reasons for the Proposed Increase

Over the past several years, we have used shares of our common stock to, among other things, engage in financings, incentivize and compensate employees and other service providers and for other general corporate purposes. We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of common stock or convertible securities;
•	partnerships, collaborations and other similar transactions;
•	our equity incentive plans;
•	strategic investments; and
•	other corporate purposes that have not yet been identified.

We do not currently have any specific plans, proposals or arrangements, written or oral, to issue any of the proposed additional authorized shares of common stock for general corporate or any other purposes. However, the board of directors believes that the availability of additional authorized shares of our common stock will afford us needed flexibility in acting upon financing transactions to strengthen our financial position and/or engaging in strategic activities without using cash. Unless required by applicable law or stock exchange rules, no further vote of the holders of common stock will be required with respect to any such transaction.

Potential Effects of the Proposed Increase

The additional shares of common stock for which authorization is sought would be identical in powers, privileges and rights to the shares of common stock that are now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock by voting “FOR” Proposal No. 4.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2019 we have engaged in the following transactions in which the amount involved in the transaction exceeds $120,000 and in which any of our directors or executive officers or their immediate family members or beneficial owners of more than 5% of our voting securities had or will have a direct or indirect material interest. We believe that all of these transactions were on terms no less favorable as could have been obtained from unrelated third parties.

Transactions with Entities Affiliated with Pablo Legorreta

On November 4, 2019, we, entered into a purchase agreement with RPI Finance Trust, an entity affiliated with our director Pablo Legorreta, pursuant to which we agreed to elect Mr. Legorreta to our board of directors.  Pursuant to the purchase agreement, we sold to RPI Finance Trust 6,666,667 shares of our common stock, a warrant to purchase up to 2,500,000 shares of our common stock at an exercise price of $20.00 per share, and all of our rights to receive royalties from Eisai Co., Ltd. with respect to net sales by Eisai of tazemetostat products in Japan pursuant to the Amended and Restated Collaboration and License Agreement by and between Eisai and us, dated as of March 12, 2015.  In consideration for the sale of the shares of our common stock, the warrant to purchase shares of our common stock and our rights to receive royalties from Eisai Co., Ltd. with respect to net sales by Eisai of tazemetostat products in Japan, RPI paid us $100.0 million upon the closing of the purchase agreement.  On February 11, 2020 we also sold 2,500,000 shares of our common stock to RPI Finance Trust at a purchase price of $20.00 per share pursuant to an option granted to by RPI Finance Trust under the purchase agreement.

On November 4, 2019 we also entered into a loan agreement with BioPharma Credit Investments V (Master) LP and BioPharma Credit PLC as lenders, entities affiliated with Mr. Legorreta, providing for up to $70.0 million in secured term loans to be advanced to us in three tranches. We also have the right to request up to an additional $300.0 million in secured term loans following U.S. Food and Drug Administration approval of tazemetostat for the treatment of follicular lymphoma in the United States, provided that we have not prepaid any outstanding term loans at the time of such request and such request is made within two years of the November 2019 closing of the first tranche of term loans.  As of April 1, 2020, we have borrowed an aggregate of $50.0 million of principal under the loan agreement under the first two tranches, all of which remains outstanding.  Our right to borrow, and the lenders’ obligation to lend, under the third tranche is subject to U.S. Food and Drug Administration approval of tazemetostat for the treatment of follicular lymphoma in the United States, among other closing conditions. Unless the conditions are satisfied and the amounts are borrowed prior to such December 31, 2020, the lenders’ obligation to lend funds under the third tranche will expire on December 31, 2020.

The interest rate applicable to the term loans is determined by reference to a Eurodollar rate plus 7.75% above such Eurodollar rate. The Eurodollar rate will have a 2.00% floor. No interest was paid in 2019. The term loans are due in 8 equal quarterly principal payments commencing on the first business day on or following the 39 month anniversary of the November 18, 2019. All accrued and unpaid interest under any tranches actually borrowed will be due and payable on the 60th month anniversary of the date on which the Lenders fund the first tranche of term loans.  The term loans may be prepaid before maturity in whole or in part. If the we prepay any term loan, in whole or in part, during the first 36 months from November 18, 2019, then we must pay a prepayment premium equal to the greater of (x) a make-whole amount equal to the interest that would have accrued on the principal amount to be prepaid and (y) a premium equal to 0.03 multiplied by the principal amount to be prepaid. If we prepay a term loan, in whole or in part, between the 36th month and 48th month from November 18, 2019, then we must pay a prepayment premium equal to 0.02 multiplied by the principal amount to be prepaid. If we prepay a term loan, in whole or in part, between the 48th month and 60th month from November 18, 2019, then we must pay a prepayment premium equal to 0.01 multiplied by the principal amount to be prepaid. The obligations under the loan agreement are secured by a first priority security interest in and a lien on substantially all of our assets, subject to certain exceptions.  The loan agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to us and our subsidiaries. If an event of default occurs and is continuing, the lenders may, among other things, accelerate the loans and foreclose on the collateral.

Participation in March 2019 Public Offering

Redmile Group, LLC, a beneficial owner of more than 5% of our voting securities, purchased in our March 2019 offering 350,000 shares of our non-voting Series A Convertible Preferred Stock, for approximately $40.2 million, through the underwriters at a public offering price of $115.00 per share of Series A stock.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel, or if we do not have a general counsel, our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity whether or not the person is also a director of the entity, that is a participant in the transaction, where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2020 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 101,047,375 shares of our common stock outstanding as of March 31, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2020 or shares of restricted stock that vest within 60 days of March 31, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Epizyme, Inc., 400 Technology Square, Cambridge, Massachusetts 02139.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
PRIMECAP Management Company (1)	13,659,104	13.5%
RPI Finance Trust (2)	11,666,667	11.3%
Redmile Group, LLC (3)	10,200,873	9.9%
Blackrock, Inc. (4)	6,929,696	6.9%
The Vanguard Group (5)	6,806,333	6.7%
Palo Alto Investors, LLC (6)	6,145,945	6.1%
Directors and Named Executive Officers:
David M. Mott (7)	129,711	*
Pablo Legorreta (8)	11,666,667	11.3%
Carl Goldfischer, M.D. (9)	3,450,783	3.4%
Richard F. Pops (10)	69,832	*
Andrew R. Allen, M.D., Ph.D. (11)	62,499	*
Kenneth Bate (12)	62,499	*
Grant Bogle (13)	—	*
Kevin Conroy (14)	38,679	*
Victoria Richon, Ph.D. (15)	5,554	*
Michael F. Giordano, M.D. (16)	12,500	*
Robert B. Bazemore (17)	1,222,681	1.2%
Matthew Ros (18)	330,836	*
Shefali Agarwal (19)	137,653	*
Paolo Tombesi (20)	7,055	*
All current executive officers and directors as a group (15 persons) (21)	17,196,949	16.3%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

PRIMECAP Management Company has sole voting and dispositive power over all of its shares of common stock. The information reported is based on a Schedule 13G/A, as filed with the SEC on February 12, 2020. The principal business address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(2)

RPI Finance Trust has shared voting and dispositive power over all of its shares of common stock. In addition to its shares of common stock, RPI Finance Trust holds a warrant to purchase 2,500,000 shares of common stock. The information reported is based on a Schedule 13G/A, as filed with the SEC on February 21, 2020. The principal business address of RPI Finance Trust is 110 E. 59th Street, 33rd Floor, New York, NY 10022.
(3)

Redmile Group, LLC (“Redmile”) has shared voting and dispositive power over all of its shares of common stock.  Redmile’s beneficial ownership is comprised of 8,746,033 shares of common stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile and 1,063,500 shares of common stock issuable upon conversion of 106,350 shares of Series A Convertible Preferred Stock owned by Redmile.  Redmile’s beneficial ownership reported here does not include 2,314,500 shares of common stock issuable upon conversion of 231,450 shares of Series A Convertible Preferred Stock, as we may not affect any conversion of the Series A Preferred Stock held by Redmile, and Redmile does not have the right to convert any portion of the Series A Preferred Stock that it holds, to the extent that, after giving effect to the attempted conversion set forth in a notice of conversion, Redmile, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with Redmile’s beneficial ownership for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended, and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Redmile is a member, would beneficially own a number of shares of common stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 9.99% of the shares of common stock then issued and outstanding, which percentage may be changed at Redmile’s election upon 61 days’ notice to us. The information reported is based on a Schedule 13G/A, as filed with the SEC on February 14, 2020. The principal business address of Redmile is One Letterman Dr, Building D, Suite D3-300, The Presidio of San Francisco, CA 94129.

(4)

BlackRock, Inc. holds sole dispositive power over 6,732,285of its shares of common stock, and holds sole voting power over 6,929,696 shares of common stock. The information reported is based on a Schedule 13G/A, as filed with the SEC on February 5, 2020. BlackRock Inc.’s principal business address is 55 East 52nd Street, New York, NY 10055.

(5)

The Vanguard Group has sole voting power over 140,602 shares of common stock and shared voting power over 6,927 shares of common stock.  The Vanguard Group has sole dispositive power over 6,669,255 shares of common stock and shared dispositive power over 137,078 shares of common stock. The information reported is based on a Schedule 13G, as filed with the SEC on February 11, 2020. The principal business address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(6)

Palo Alto Investors, LLC (“PAI”) has shared voting and dispositive power over all of its shares of common stock. The information reported is based on a Schedule 13D/A, as filed with the SEC on February 14, 2020. The principal business address of PAI is 470 University Avenue, Palo Alto, CA 94301.

(7)

Consists of 19,070 shares of common stock held by Mr. Mott, 39,297 shares of common stock held by the David Mott Declaration of Trust dated May 31, 2001 as amended (the “Mott Trust”) and 69,832 shares of common stock which may be acquired by Mr. Mott upon the exercise of options that are exercisable within 60 days after March 31, 2020. Mr. Mott disclaims beneficial ownership of the shares in the Mott Trust except to the extent of any pecuniary interest therein.

(8)

Consists of 11,666,667 shares of common stock held by RPI Finance Trust described in note (2) above hat have shared voting and dispositive power with Mr. Legorreta.  Mr. Legorreta is the chief executive officer, beneficial owner and sole manager of RP Management LLC whose principal business is to act as the manager of RPI Finance Trust and investment vehicles that invest in RPI Finance Trust.

(9)

Consists of 3,380,951 shares of common stock held by entities affiliated with Bay City Capital, LLC including Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. and 69,832 shares of common stock which may be acquired by Dr. Goldfischer upon the exercise of options that are exercisable within 60 days after March 31, 2020. Bay City Capital Management V LLC (“GP V”) is the general partner of Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. (collectively, “BCC V”). Bay City Capital LLC (“BCC LLC”) is the manager of GP V. Dr. Goldfischer is an investment partner and managing director of BCC LLC and shares voting and dispositive power with respect to shares held by BCC V. Dr. Goldfischer disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(10)	Consists of 69,832 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(11)	Consists of 49,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(12)	Consists of 62,499 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(13)	Consists of zero shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(14)	Consists of 31,770 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(15)	Consists of zero shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(16)	Consists of 12,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(17)	Consists of 1,187,040 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(18)	Consists of 311,637 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(19)	Consists of 121,373 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(20)	Consists of zero shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(21)

Consists of 1,986,314 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020 and 2,500,000 shares of common stock issuable upon RPI Finance Trust’s exercise of its a warrant to purchase common stock.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. On December 2, 2019, we granted Ms. Agarwal common stock issuable under 22,577 restricted stock units and stock options to purchase 34,978 shares of our common stock, which were not reported until December 6, 2019.

Other than with respect to that report, based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2019 by Section 16(a) under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Epizyme’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Epizyme’s independent registered public accounting firm, (3) the performance of Epizyme’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Epizyme’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Epizyme’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Epizyme for the fiscal year ended December 31, 2019. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the AS No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Epizyme be included in Epizyme’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF EPIZYME, INC.
Carl Goldfischer, M.D., Chairman
Kenneth Bate
Richard F. Pops

April 17, 2020

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2019 Annual Report and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the above documents to you upon written or oral request to Epizyme, Inc., 400 Technology Square, Cambridge, Massachusetts 02139, Attention: IR, telephone: 617-229-5872. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 19, 2020. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Epizyme, Inc., 400 Technology Square, Cambridge, Massachusetts 02139, Attention: IR.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2021 annual meeting of stockholders, the required notice must be received by our corporate Secretary at our principal executive offices no earlier than January 29, 2021 and no later than February 28, 2021.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Robert Bazemore
Robert Bazemore
President and Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

EPIZYME, Inc.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Epizyme, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH:  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 155,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

***

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this ____ day of ________, 2020.

EPIZYME, INC.
By:
Name:	Robert B. Bazemore
Title:	Chief Executive Officer

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/epzm or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/epzm Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals A 2, 3 and 4. 1. Election of the following four individuals nominated to serve as class I directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2023. Withhold For Withhold  01 - Andrew R. Allen, M.D., Ph.D. 02 - Kenneth Bate 03 - Robert B. Bazemore, Jr. For Withhold For Withhold For Withhold 1 U P X 04 - Victoria Richon, Ph.D. 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. For Against Abstain 3. Advisory Vote on Executive Compensation. For Against Abstain 4. Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 150,000,000. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, partnership or other entity, please sign full entity name by authorized officer, giving full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 038RYD

2020 Annual Meeting of Stockholders of Epizyme, Inc. The 2020 Annual Meeting of Stockholders of Epizyme, Inc. will be held on Friday May 29, 2020, 10:00 am Eastern Time exclusively by virtual meeting via the internet at www.meetingcenter.io/292428265 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — EPZM2020 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/EPZM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/epzm Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 29, 2020 Robert B. Bazemore, Jr. and Paolo Tombesi (the Proxies), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Epizyme, Inc. to be held on May 29, 2020 or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 “Election of Four Class I Directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2023”, FOR Proposal 2 “Ratification of the Appointment of Ernst & Young LLP as Epizyme’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020”, FOR Proposal 3 “Advisory Vote on Executive Compensation” and FOR Proposal 4 “Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 150,000,000”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing. Unless voting by the Internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side) Proxy — Epizyme, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.